As filed with the Securities and Exchange Commission on May 23 , 2017

Registration No. 333-212206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13000 South Spring Street

Los Angeles, California 90061

(310) 217-9400

(Address and telephone number of principal executive offices and principal place of business)

Stefan Freeman

Interim Chief Executive Officer

13000 South Spring Street

Los Angeles, California 90061

(310) 217-9400

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Telephone: (949) 355-5405

Fax: (310) 356-1922

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering by Selling Shareholders:
Common stock, par value $0.0001 per share	692,412	(2)	(2	(2)
Common stock, par value $0.0001 per share issuable upon exercise of warrants	346,206	(2)	(2)	(2)
Common stock, par value $0.0001 per share issuable upon exercise of warrants	72,703	(2)	(2)	(2)
Common stock, par value $0.0001 per Share issuable upon conversion of notes	1,133,333	$3.00 (3)	$3,400,000
Common stock, par value $0.0001 per Share issuable upon exercise of 2017-2 warrants	1,416,667	$4.00 (3)	$5,666,668
TOTAL			$9,066,668	$1,051 (4)

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The registration fee in respect of such shares of Common Stock was previously paid at the time of the original filing of the registration statement on Form S-3 relating to such Common Stock.

(3) Calculated pursuant to Rule 457(g).

(4) Paid upon filing of this post effective amendment on Form S-1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This post-effective amendment on Form S-1 constitutes a post-effective amendment to our registration statement on Form S-3 (Registration No. 333-212206). The Form S-3 was declared effective on July 8, 2016. We are filing this post-effective amendment on Form S-1 for the purpose of converting the registration statement on Form S-3 into a registration statement on Form S-1 because we are not currently eligible to use Form S-3 due to the late filing of our Annual Report on Form 10-K for the period ended December 31, 2016. This registration statement also registers additional shares for resale that were not included in our registration statement on Form S-3. This registration statement on Form S-1 contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the registration statement on Form S-3 and the additional shares being registered.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated May 23 , 2017

PROSPECTUS

REED’S, INC.

3,661,321 Shares of Common Stock

This prospectus covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 3,661,321 shares of our common stock, including 1,835,576 shares issuable upon the exercise of warrants and 1,133,333 shares issuable upon conversion of notes. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We will receive up to $7,409,953 from the exercise of warrants.

Shares of our common stock are traded on the NYSE MKT under the symbol “REED”. On May 19, 2017 , the closing sales price for our common stock was $3.25 per share.

Investing in our common stock involves substantial risk. In reviewing this prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 8.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This is not an offer to sell nor a solicitation of an offer to buy securities in any jurisdiction where it would be unlawful.

The date of this prospectus is May [  ] , 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”).

Unless the context otherwise requires, “Reed’s,” “Company,” “we,” “us” and “our” refer to Reed’s, Inc., and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

THE COMPANY

We develop, manufacture, market and sell natural non-alcoholic carbonated soft drinks, Kombucha, candies and ice creams. We currently manufacture, license, market and sell several unique product lines:

●	Reed’s Ginger Brews,

●	Virgil’s Root Beer, Cream Sodas, Dr. Better and Real Cola, including ZERO diet sodas,

●	Culture Club Kombucha,

●	China Colas,

●	Reed’s Ginger candy and other products,

●	Sonoma Sparkler and other juice based products.

We also have a private label business.

We sell our products throughout the US and in select international markets. We started in specialty gourmet and natural food stores and have moved more into mainstream over time. We estimate that our products are sold in well over 22,000 natural, conventional, drug, club and mass merchandise accounts in the US, with approximately 10,000 of those being mainstream supermarkets. We sell our products through a network of natural, gourmet and beer distributors and direct to certain large national retailers.

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We produce and co-pack our beverage products in part at our facility in Los Angeles, California, known as the Brewery and at contracted co-packing facilities in Pennsylvania and Indiana. These co-pack facilities typically service the eastern half of the United States and nationally for certain products that we do not produce at The Brewery.

Key elements of our business strategy include:

●	increase our relationship with and sales to the approximately 15,000 supermarkets that carry our products in natural and mainstream and capture more of the 30,000 supermarkets nationwide,
●	expand our distribution network by adding regional direct store delivery (DSD’s) and additional direct accounts,
●	stimulate consumer demand and awareness for our existing brands and products through promotions and advertising,
●	develop additional product flavors under our brands (brand extensions) and other new products, including specialty packaging and alternative uses for our products,
●	develop and produce private-label products for select customers,
●	lower our cost of sales for our products by gaining economies of scale in our purchasing, and
●	optimize the size and focus of our sales force to manage our relationships with distributors and retail outlets.

We create consumer demand for our products by:

●	supporting in-store sampling programs of our products,
●	generating free press through public relations,
●	advertising in store publications,
●	maintaining a company website (www.reedsinc.com),
●	active social media campaigns on facebook.com, twitter.com and youtube.com,
●	participating in large public events as sponsors, and
●	in the recent past deployed a national television commercial on cable television networks.

Corporate Information

Our principal executive offices are located at 13000 South Spring Street, Los Angeles, California 90061. Our telephone number is (310) 217-9400. Our corporate website is www.reedsinc.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus. Our transfer agent is Transfer Online, Inc., telephone (503) 227-2950.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a post effective amendment to registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information about the Company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

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You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact:

Shareholder Services

Reed’s, Inc.

13000 South Spring Street

Los Angeles, California 90061

(310) 217-9400, extension 28 or dmiles@reedsinc.com

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.reedsinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would”, “approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	Our ability to generate sufficient cash flow to support capital expansion plans and general operating activities;

●	Decreased demand for our products resulting from changes in consumer preferences;

●	Competitive products and pricing pressures and our ability to gain or maintain its share of sales in the marketplace;

●	The introduction of new products;

●	We are subject to a broad range of evolving federal, state and local laws and regulations including those regarding the labeling and safety of food products, establishing ingredient designations and standards of identity for certain foods, environmental protections, as well as worker health and safety. Changes in these laws and regulations could have a material effect on the way in which we produce and market our products and could result in increased costs;

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●	Changes in the cost and availability of raw materials and the ability to maintain our supply arrangements and relationships and procure timely and/or adequate production of all or any of our products;

●	Our ability to penetrate new markets and maintain or expand existing markets;

●	Maintaining existing relationships and expanding the distributor network of our products;

●	The marketing efforts of distributors of our products, most of whom also distribute products that are competitive with our products;

●	Decisions by distributors, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time;

●	The availability and cost of capital to finance our working capital needs and growth plans;

●	The effectiveness of our advertising, marketing and promotional programs;

●	Changes in product category consumption;

●	Economic and political changes;

●	Consumer acceptance of new products, including taste test comparisons;

●	Possible recalls of our products;

●	Our ability to make suitable arrangements for the co-packing of any of our products;

●	Our ability to find alternative copacking and production facilities for our Kombucha and Private Label products if our Los Angeles production facility is damaged by a disaster; and

●	The continued listing of our common stock on the NYSE MKT.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

THE OFFERING

This prospectus relates to the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 3,661,321 shares of our common stock, including 1,835,576 shares issuable upon the exercise of warrants and 1,133,333 shares issuable upon conversion of a note. The selling shareholders acquired the securities in private placements on June 2, 2016 and April 21, 2017. Subject to terms and conditions, we agreed to file a registration statement on behalf of the selling shareholders to cover the resale of the shares.

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June 2, 2016 Private Placement

On June 2, 2016, pursuant to a Securities Purchase Agreement dated May 26, 2016 with institutional and accredited investors, Reed’s closed a private financing transaction for the issuance and sale by Reed’s of 692,412 shares of common stock and warrants to purchase 346,206 shares of common stock, for gross proceeds to Reed’s of $2,354,200.

The warrants have an exercise price of $4.25 per share and a term of 5 years. The exercise price of the Warrants is subject to customary adjustments in the event of stock dividends and splits, and the warrants contain protective provisions in the event of fundamental transactions. In addition, holders of the warrants shall be entitled to participate in distributions, dividends and subsequent rights offerings to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the warrants. Except upon at least 61 days’ prior notice from a holder of a warrant to the Company, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise.

The Company entered in to a registration rights agreement with the investors pursuant to which it agreed to file a resale registration statement for the shares and the common stock underlying the Warrants within 30 days.

Maxim Group LLC (“Maxim”) acted as the placement agent for the offering under a Placement Agent Agreement, dated May 26, 2016, between Maxim and Reed’s. Upon the closing of the offering, Maxim received warrants to purchase up to 72,703 shares of common stock. The placement agent warrants have an exercise price of $3.74 and are exercisable for a term of 5 years. The exercise price of the placement agent warrants is subject to customary adjustments in the event of stock dividends and splits and contain protective provisions in the event of fundamental transactions.

Each of the purchase agreement and the placement agent agreement contains customary representations, warranties and covenants of the parties thereto.

April 21, 2017 Private Placement

On April 21, 2017, pursuant to a Securities Purchase Agreement, the company sold and issued a secured convertible subordinated non-redeemable note in the principal amount of $3,400,000 (“Note”) and a warrant to purchase 1,416,667 shares of common stock to Raptor/Harbor Reeds SPV LLC. The Note bears interest at a rate of 12% per annum, compounded monthly on a 360-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC (“PMC”). The Note matures on the two-year anniversary of the closing date and may not be prepaid. After 180 days, the Note may be converted, at any time and from time to time, into 1,133,333 shares of common stock of the Company (“Conversion Shares”). The warrant will expire on the fifth (5th) anniversary of the closing date and have an exercise price equal to $4.00. The warrant will not be exercisable until 180 days after the closing date. Except upon at least 61 days’ prior notice from a holder of a warrant to the Company, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock (including securities convertible into common stock) outstanding immediately after the exercise. The Note and warrant contain customary anti-dilution provisions and the Conversion Shares and Warrant Shares are subject to a registration rights agreement. The investor was granted a right to participate in future financing transactions of the Company for a term of two years. The Company also agreed not to effect or enter into an agreement to effect any issuance by the Company of common stock or common stock equivalents in a variable rate transaction.

Wunderlich Securities, the Company’s placement agent, received a fee of $160,000 for placement agency services.

Each of the purchase agreement and the placement agent agreement contains customary representations, warranties and covenants of the parties thereto.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth below together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

Risks Relating to Our Business

We have a history of operating losses. If we continue to incur operating losses, we eventually may have insufficient working capital to maintain or expand operations according to our business plan.

Our loss from operations was ($1,586,000) in the three months ended March 31, 2017, as compared to a loss of $(1,202,000) in the same period of 2016 or an overall increase in the loss of $380,000 . The loss was comprised of decrease in sales volume of $1,709,000, offset partially by a cost of goods sold decrease of $874,000 that were partially offset by lower idle plant costs and decreases in every operating expense category that totaled $455,000. As of March 31, 2017, we had a working capital deficiency of $3,551,000 and a stockholders’ deficit of $3,510,000. On April 21, 2017, we issued a convertible note resulting in net proceeds of $3,240,000. Furthermore, during the year ended December 31, 2016, we were able to extend the maturity date of our operating line of credit and our other bank loans through October 21, 2018.

If we continue to suffer losses from operations, our working capital may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

If we are not able to successfully execute on our operating plan for the next 18 months, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is critical that we meet our sales goals and increase sales going forward. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted. Although we estimate the Company currently has sufficient cash and liquidity to meet its anticipated working capital for the next twelve months, the uncertainties relating to our ability to successfully execute our operating plan, combined with the difficult financing environment, could raise substantial doubt about our ability to continue as a going concern through 2018.

We may need additional financing in the future, which may not be available when needed or may be costly and dilutive.

We may require additional financing to support our working capital needs in the future. The amount of additional capital we may require, the timing of our capital needs and the availability of financing to fund those needs will depend on a number of factors, including our strategic initiatives and operating plans, the performance of our business and the market conditions for debt or equity financing. Additionally, the amount of capital required will depend on our ability to meet our case sales goals and otherwise successfully execute our operating plan. We believe it is imperative to meet these sales objectives in order to lessen our reliance on external financing in the future. Although we believe various debt and equity financing alternatives will be available to us to support our working capital needs, financing arrangements on acceptable terms may not be available to us when needed. Additionally, these alternatives may require significant cash payments for interest and other costs or could be highly dilutive to our existing shareholders. Any such financing alternatives may not provide us with sufficient funds to meet our long-term capital requirements. If necessary, we may explore strategic transactions that we consider to be in the best interest of the Company and our shareholders, which may include, without limitation, public or private offerings of debt or equity securities, a rights offering, and other strategic alternatives; however, these options may not ultimately be available or feasible.

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Restrictive covenants related to our debt obligations may restrict our ability to obtain future financing.

We are prohibited from entering into a Variable Rate Transaction (define below) for a period of two years expiring April 21, 2019. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock (including a price based anti-dilution provision that resets the conversion, exercise or exchange price due to the pricing of a financing that occurs after the date of such transaction) or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. We are also restricted from incurring future indebtedness pursuant to our current secured debt obligations.

In addition, we granted certain investors rights of participation in future financings, in the aggregate, of up to 100%. These participation rights could severely impact the Company’s ability to engage investment bankers to structure a financing transaction and raise additional financing on favorable terms. Furthermore, negotiating and obtaining a waiver to these participation may either not be possible or may be costly to the Company.

Our indebtedness and liquidity needs could restrict our operations and make us more vulnerable to adverse economic conditions.

Our existing indebtedness may adversely affect our operations and limit our growth, and we may have difficulty making debt service payments on such indebtedness as payments become due. We may also experience the occurrence of events of default or breach of financial covenants. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we violate any of the restrictions or covenants, a significant portion of our indebtedness may become immediately due and payable, our lenders’ commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;
●	our ability to price our products at levels competitive with those of competing products; and
●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors.

Our marketing and sales strategy depends in large part on the availability and performance of our independent distributors. We currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from some of our distributors. We may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

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If we lose any of our key distributors or national retail accounts, our financial condition and results of operations could be adversely affected.

We depend in large part on distributors to distribute our beverages and other products. Most of our outside distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. Most distributors handle a number of competitive products. In addition, our products are a small part of our distributors’ businesses.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our distributors are affiliated with and manufacture and/or distribute other soda and non-carbonated brands and other beverage products. In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Our dependence on independent contract manufacturers could make management of our manufacturing and distribution efforts inefficient or unprofitable.

We are expected to arrange for our contract manufacturing needs sufficiently in advance of anticipated requirements, which is customary in the contract manufacturing industry for comparably sized companies. Based on the cost structure and forecasted demand for the particular geographic area where our contract manufacturers are located, we continually evaluate which of our contract manufacturers to use. To the extent demand for our products exceeds available inventory or the production capacity of our contract manufacturing arrangements, or orders are not submitted on a timely basis, we will be unable to fulfill distributor orders on demand. Conversely, we may produce more product inventory than warranted by the actual demand for it, resulting in higher storage costs and the potential risk of inventory spoilage. Our failure to accurately predict and manage our contract manufacturing requirements and our inventory levels may impair relationships with our independent distributors and key accounts, which, in turn, would likely have a material adverse effect on our ability to maintain effective relationships with those distributors and key accounts.

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Increases in costs of energy and freight may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in high fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. With recent declines in fuel prices, some companies have been slow to pass on decreases in their fuel surcharges. If fuel prices increase again, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in 2017. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza, labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, including a permanent replacement Chief Executive Officer, our efficiency and operations would be adversely affected.

Our success depends on our ability to attract and retain highly qualified employees in such areas as sales, marketing, product development and finance. In April 2017, our founder and Chief Executive Officer, Christopher J. Reed, resigned and was temporarily replaced with one of our directors, Stefan Freeman, acting as Interim Chief Executive Officer. Mr. Reed has agreed to continue as director and has taken the new position of Chief Innovation Officer. We are searching for a replacement, permanent Chief Executive Officer. In general, we compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. Our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs. Any unplanned turnover, particularly involving our key personnel, could negatively impact our operations, financial condition and employee morale.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets to be of considerable value and importance to our business and our success, and we actively pursue the registration of our trademarks in the United States and internationally. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

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Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

We are subject to risks inherent in sales of products in international markets.

Our operations outside of the United States contribute to our revenue and profitability, and we believe that developing and emerging markets present important future growth opportunities for us. However, there can be no assurance that existing or new products that we manufacture, distribute or sell will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, consumer preferences or otherwise. Here are many factors that could adversely affect demand for our products in foreign markets, including our inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions, imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of our products or ingredients or substances used in our products; inflationary currency, devaluation or fluctuation; increased costs of doing business due to compliance with complex foreign and U.S. laws and regulations. If we are unable to effectively operate or manage the risks associated with operating in international markets, our business, financial condition or results of operations could be adversely affected.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

If we are unable to build and sustain proper information technology infrastructure, our business could suffer.

We depend on information technology as an enabler to improve the effectiveness of our operations and to interface with our customers, as well as to maintain financial accuracy and efficiency. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, or the loss of or damage to intellectual property through security breaches.

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We could be subject to cybersecurity attacks.

Cybersecurity attacks are evolving and include malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in business processes, unauthorized release of confidential or otherwise protected information and corruption of data. Such unauthorized access could subject us to operational interruption, damage to our brand image and private data exposure, and harm our business.

Risk Factors Relating to Our Industry

We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, potential new taxes on sugar-sweetened beverages, and additional governmental regulations concerning the marketing and labeling/packing of the beverage industry. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for our beverages and increase desire for more low-calorie soft drinks, water, enhanced water, coffee-flavored beverages, tea, and beverages with natural sweeteners. We are continuously working to launch new products that round out our diversified portfolio.

Legislative or regulatory changes that affect our products could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state and local governments in the United States, Canada or other countries in which we operate could cause consumers to shift away from purchasing our beverages. Several municipalities in the United States have implemented or are considering implementing taxes on the sale of certain “sugared” beverages, including non-diet soft drinks, fruit drinks, teas and flavored waters to help fund various initiatives. These taxes could materially affect our business and financial results.

Additional taxes levied on us could harm our financial results.

Recent legislative proposals to reform U.S. taxation of non-U.S. earnings could have a material adverse effect on our financial results by subjecting a significant portion of our non-U.S. earnings to incremental U.S. taxation and/or by delaying or permanently deferring certain deductions otherwise allowed in calculating our U.S. tax liabilities.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. Although we believe that we have been relatively successful towards establishing our brands as recognizable brands in the New Age beverage industry, it may be too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. We believe that the success of our product name brands will also be substantially dependent upon acceptance of our product name brands. Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse affect on our revenues and financial results.

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Competition from traditional non-alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

We target a niche in the estimated $100 billion carbonated and non-carbonated soft drink markets in the US, Canada and international markets. Our brands are generally regarded as premium and natural, with upscale packaging and are loosely defined as the artisanal (craft), premium bottled carbonated soft drink category. The soft drink industry is highly fragmented and the craft soft drink category consists of such competitors as, Henry Weinhards, Thomas Kemper, Hansen’s, Izze, Boylan and Jones Soda, to name a few. These brands have the advantage of being seen widely in the national market and being commonly known for years through well-funded ad campaigns. Our products have a relatively high price for an artisanal premium beverage product, minimal mass media advertising and a relatively small but growing presence in the mainstream market compared to many of our competitors.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive sparkling brands such as ours. We also compete with regional beverage producers and “private label” soft drink suppliers.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. We may not be successful in doing this and other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers’ changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary and consumers’ preferences and loyalties change over time. Although we try to anticipate these shifts and innovate new products to introduce to our consumers, we may not succeed. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

Global economic conditions may continue to adversely impact our business and results of operations.

The beverage industry, and particularly those companies selling premium beverages like us, can be affected by macro-economic factors, including changes in national, regional, and local economic conditions, unemployment levels and consumer spending patterns, which together may impact the willingness of consumers to purchase our products as they adjust their discretionary spending. The recent disruptions in the overall economy and financial markets as a result of the global economic downturn have adversely impacted the United States and Canada. This reduced consumer confidence in the economy has reduced consumers’ discretionary spending and we believe this has negatively affected consumers’ willingness to purchase beverage products such as ours. Moreover, adverse economic conditions may adversely affect the ability of our distributors to obtain the credit necessary to fund their working capital needs, which could negatively impact their ability or desire to continue to purchase products from us in the same frequencies and volumes as they have done in the past. If we experience similar adverse economic conditions in the future, sales of our products could be adversely affected, collectability of accounts receivable may be compromised and we may face obsolescence issues with our inventory, any of which could have a material adverse impact on our operating results and financial condition.

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If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

We could be exposed to product liability claims.

Although we have product liability and basic recall insurance, insurance coverage may not be sufficient to cover all product liability claims that may arise. To the extent our product liability coverage is insufficient, a product liability claim would likely have a material adverse effect upon our financial condition. In addition, any product liability claim brought against us may materially damage the reputation and brand image of our products and business.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of certain of our products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients such as sugar cane, natural flavors and supplements used in our products. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

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We may not be able to develop successful new beverage products, which are important to our growth.

An important part of our strategy is to increase our sales through the development of new beverage products. We cannot assure you that we will be able to continue to develop, market and distribute future beverage products that will enjoy market acceptance. The failure to continue to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition. We may have higher obsolescent product expense if new products fail to perform as expected due to the need to write off excess inventory of the new products.

Our results of operations may be impacted in various ways by the introduction of new products, even if they are successful, including the following:

●	sales of new products could adversely impact sales of existing products;
●	we may incur higher cost of goods sold and selling, general and administrative expenses in the periods when we introduce new products due to increased costs associated with the introduction and marketing of new products, most of which are expensed as incurred; and
●	when we introduce new platforms and bottle sizes, we may experience increased freight and logistics costs as our co-packers adjust their facilities for the new products.

The growth of our revenues is dependent on acceptance of our products by mainstream consumers.

We have dedicated significant resources to introduce our products to the mainstream consumer. As such, we have increased our sales force and executed agreements with distributors who, in turn, distribute to mainstream consumers at grocery stores and other retailers. If our products are not accepted by the mainstream consumer, our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass, labels, flavors or packing arrangements, we might not be able to satisfy demand on a short-term basis. Furthermore, industry-wide shortages of certain juice concentrates and sweeteners have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

The loss of our largest customers would substantially reduce revenues.

Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer.

During the year ended December 31, 2016, the Company had two customers who accounted for approximately 22% and 12% of its sales, respectively; and during the year ended December 31, 2015, the Company had two customers who accounted for approximately 28% and 14% of its sales, respectively. No other customer accounted for more than 10% of sales in either year. As of December 31, 2016, the Company had accounts receivable due from one customer who comprised $719,000 (25%) of its total accounts receivable; and as of December 31, 2015, the Company had accounts receivable due from two customers who comprised $782,000 (24%) and $373,000 (12%), respectively, of its total accounts receivable. No other customer accounted for more than 10% of accounts receivable in either year.

During the three months ended March 31, 2017, the Company had one customer that accounted for 21% of gross sales. During the months ended March 31, 2016, the company had two customers that accounted for 25% and 10% of sales respectively. As of March 31, 2017, the Company had accounts receivable due from one customer who comprised 23% of its total accounts receivable and as of December 31, 2016 the Company had accounts receivable due from two customers who comprised 23% and 11% of its total accounts receivable. No other customer exceeded 10% of either sales or accounts receivable for the months ended March 31, 2017.

The loss of our largest vendors would substantially reduce revenues.

Our vendors are material to our success. If we are unable to maintain good relationships with our existing vendors , our business could suffer.

During the three months ended March 31, 2017, the Company had one vendor which accounted for approximately 18% of all purchases, and in the three months ended March 31, 2016 one vendor who accounted for approximately 17% of all purchases. No other vendor accounted for more than 10% of all purchases in either period. As of March 31, 2017, the Company had two vendors , which accounted for approximately 10% each of the total accounts payable and as of December 31, 2016, the Company had two vendors which accounted for approximately 20% and 10% of total accounts payable.

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The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

We depend in large part on distributors to distribute our beverages and other products. Most of our outside distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. Most distributors handle a number of competitive products. In addition, our products are a small part of our distributors’ businesses.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our distributors are affiliated with and manufacture and/or distribute other soda and non-carbonated brands and other beverage products. In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Price fluctuations in, and unavailability of, raw materials and packaging that we use could adversely affect us.

We do not enter into hedging arrangements for raw materials. Although the prices of raw materials that we use have not increased significantly in recent years, our results of operations would be adversely affected if the price of these raw materials were to rise and we were unable to pass these costs on to our customers.

We depend upon an uninterrupted supply of the ingredients for our products, a significant portion of which we obtain overseas, principally from China and Brazil. We obtain almost all of our crystallized ginger from Fiji and our Ginger Chews from Indonesia. Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests, crop disease, interruptions of shipment or political considerations, among other reasons, could substantially increase our costs and adversely affect our financial performance.

We also depend upon an uninterrupted supply of packaging materials, such as glass for our bottles and kegs for our 5 liter party kegs. We obtain our bottles domestically and our kegs from Europe. Any decrease in supply of these materials or increase in the prices of the materials, as a result of decreased supply or increased demand, could substantially increase our costs and adversely affect our financial performance.

The loss of any of our co-packers could impair our operations and substantially reduce our financial results.

We rely on third parties, called co-packers in our industry, to produce some of our beverages, to produce our glass bottles and to bottle some of our beverages. Our co-packing arrangements with other companies are on a short term basis and such co-packers may discontinue their relationship with us on short notice. Our co-packing arrangements expose us to various risks, including:

●	if any of those co-packers were to terminate our co-packing arrangement or have difficulties in producing beverages for us, our ability to produce our beverages would be adversely affected until we were able to make alternative arrangements; and
●	our business reputation would be adversely affected if any of the co-packers were to produce inferior quality .

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We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue to market our existing products and develop new products to satisfy our consumers’ changing preferences will determine our long-term success.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Additionally, many of our products are considered premium products and to maintain market share during recessionary periods, we may have to reduce profit margins, which would adversely affect our results of operations. In addition, there is increasing awareness and concern for the health consequences of obesity. This may reduce demand for our non-diet beverages, which could affect our profitability. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers’ preferences change. The beverages we currently market are in varying stages of their lifecycles and there can be no assurance that such beverages will become or remain profitable for us. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be materially and adversely affected.

Our quarterly operating results may fluctuate significantly because of the seasonality of our business.

Our highest revenues occur during the spring and summer, the second and third quarters of each fiscal year. These seasonality issues may cause our financial performance to fluctuate. In addition, beverage sales can be adversely affected by sustained periods of bad weather.

Our manufacturing process is not patented.

None of the manufacturing processes used in producing our products are subject to a patent or similar intellectual property protection. Our only protection against a third party using our recipes and processes is confidentiality agreements with the companies that produce our beverages and with our employees who have knowledge of such processes. If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our knowledge, we will have greater difficulty in competing with them for business, and our market share could decline.

If we are not able to retain the full time services of our management team, it will be more difficult for us to manage our operations and our operating performance could suffer.

Our business is dependent, to a large extent, upon the services of our management team. We depend on our management team. We do not have a written employment agreement with any member of our management team. In addition, we do not maintain key person life insurance on any of our management team. Therefore, in the event of the loss or unavailability of any member of the management team to us, there can be no assurance that we would be able to locate in a timely manner or employ qualified personnel to replace him. The loss of the services of any member of our management team or our failure to attract and retain other key personnel over time would jeopardize our ability to execute our business plan and could have a material adverse effect on our business, results of operations and financial condition.

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The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, litigation involving us, general trends relating to the beverage industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

Many factors that are beyond our control may significantly affect the market price of our shares. These factors include:

●	price and volume fluctuations in the stock markets;
●	changes in our revenues and earnings or other variations in operating results;
●	any shortfall in revenue or increase in losses from levels expected by us or securities analysts;
●	changes in regulatory policies or law;
●	operating performance of companies comparable to us; and
●	general economic trends and other external factors.

Even if an active market for our common stock is established, stockholders may have to sell their shares at prices substantially lower than the price they paid for it or might otherwise receive than if a broad public market existed.

There has been a very limited public trading market for our securities and the market for our securities, may continue to be limited, and be sporadic and highly volatile.

There is currently a limited public market for our common stock. Holders of our common stock may, therefore, have difficulty selling their shares, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares, which may be purchased, may be sold without incurring a loss. Any such market price of our shares may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the shares in the future.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock up to the amounts authorized in our certificate of incorporation without stockholder approval, subject to restrictive covenants contained in the Company’s contracts. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock. Any increase of the number of authorized shares of common stock or preferred stock would require board and shareholder approval and subsequent amendment to our certificate of incorporation.

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Risk Factors Related to this Offering and Our Common Stock

If we are not able to achieve our objectives for our business, the value of an investment in our company could be negatively affected.

In order to be successful, we believe that we must, among other things:

●	increase the sales volume and gross margins for our products;
●	maintain efficiencies in operations;
●	manage our operating expenses to sufficiently support operating activities;
●	maintain fixed costs at or near current levels; and
●	avoid significant increases in variable costs relating to production, marketing and distribution.

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We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and may do so again in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current markets, improving our distribution base, and introducing new brands, products or product extensions to the market. Our ability to successfully enter new distribution areas and obtain national accounts will, in turn, depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at competitive levels, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions.

Any future equity or debt issuances by us, including the exercise of outstanding warrants, may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

We have been notified by the NYSE MKT, LLC of our failure to meet standards for continued listing of our common stock. Failure to meet continued listing standards could result in delisting of our common stock.

On June 22, 2016, Reed’s, Inc, a Delaware corporation (“Reed’s” or the “company”) received notice from NYSE MKT, LLC of the company’s failure to meet standards for continued listing in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide. The company previously qualified by exception to the listing rules based on meeting the trading standards of public float, number of shareholders and market capitalization. Recently, due to the decrease in the trading price of the company’s common stock, the company is not meeting the $50,000,000 market capitalization exception. The company has 18 months during which to meet the listing standards. Failure to meet continued listing standards could result in delisting of our common stock from the NYSE MKT, LLC.

A delisting of our common stock and our inability to list the stock on another national securities exchange could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees. While a delisting of our common stock would not constitute a specific event of default under the documents governing our senior credit facilities, our lenders could claim that a delisting would trigger a default under the material adverse change covenant or the cross-default provisions under such documents.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the stockholders, shares of undesignated preferred stock;

●	specify that special meetings of our stockholders can be called only upon the request of a majority of our board of directors or our Chief Executive Officer;

●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors; and

●	prohibit cumulative voting in the election of directors.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management, and may discourage, delay or prevent a transaction involving a change of control of our company that is in the best interest of our minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging future takeover attempts.

Furthermore, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions the Company’s board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

These provisions of Delaware law and the Certificate of Incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company’s common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Christopher J. Reed, our founder, Chief Innovation Officer, and a member of our Board of Directors, holds approximately 18% of our common stock and may greatly influence the outcome of all matters on which stockholders vote.

Because Christopher J. Reed controls a large portion of our stock, approximately 18%, he may greatly influence the outcome of all matters on which stockholders vote. Mr. Reed’s interests may not always coincide with the interests of other holders of our common stock.

If securities analysts or industry analysts downgrade our shares, publish negative research or reports, or do not publish reports about our business, our share price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us, our business and our industry. If one or more analysts adversely change their recommendation regarding our shares or our competitors’ stock, our share price would likely decline. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. As a result, the market price for our common stock may decline.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those previously issued to the selling shareholders, those issuable to the selling shareholders, upon exercise of the warrants, and those issuable to the placement agent upon exercise of placement agent warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement s of Securities”. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders, other than the placement agent, have not had any material relationship with us within the past three years.

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The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock , notes and/ or warrants, as of April 16 , 2017, assuming exercise of the warrants held by the selling shareholders and conversion of the note on that date, without regard to any limitations on exercise or conversion .

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus covers the resale of 1,111,321 shares of common stock issued to the selling shareholders in the private placement, including 418,909 shares of common stock issuable upon exercise of the related warrants and placement agent warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

Any selling shareholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling shareholders” also includes any pledgees, assignees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the common stock registered hereby.

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Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered		Number of Shares Owned After Offering		Percent of Shares Owned After Offering

Intracoastal Capital, LLC (1)	352,941	352,941	(2)	0		0
Anson Investments Master Fund LP (3)	225,000	225,000	(4)	0		0
CVI Investments, Inc. (5)	262,500	262,500	(6)	0		0
Blue Clay Capital Master Fund Ltd. (7)	284,829	132,000	(8)	152,829		1.0%
John Villagrana	51,471	22,059	(9)	29,412		*
Barone Combustion Corporation (10)	102,942	44,118	(11)	58,824		*
Maxim Partners LLC (12)	72,703	72,703	(13)	0		0
Raptor/ Harbor Reeds SPV LLC (14)	2,692,700	2,550,000	(15)	142,700	(16)	*

(1) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(2) Includes 117,647 shares of common stock issuable upon exercise of warrants.

(3) M5V Advisors lnc. and Frigate Ventures LP (“M5V’” and “Frigate”), the CoInvestment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein.

(4) Includes 75,000 shares of common stock issuable upon exercise of warrants.

(5) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares of common stock held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom is currently expected to participate in the sale pursuant to the prospectus contained in this registration statement of the shares purchased by CVI in the offering.

(6) Includes 87,500 shares of common stock issuable upon exercise of warrants.

(7) Gary Kohler, member and Chief Investment Officer of Blue Clay Capital Management, LLC, the Investment Manager of Blue Clay Capital Master Fund, Ltd. (“BCCM”), has voting and investment discretion over the securities reported herein that are held by BCCM.

(8) Includes 44,000 shares of common stock issuable upon exercise of warrants.

(9) Includes 7,353 shares of common stock issuable upon exercise of warrants.

(10) David T. Barone, Chief Executive Officer and President of Barone Combustion Corporation (“BCC”), has voting and investment discretion over the securities reported herein that are held by BCC.

(11) Includes 14,706 shares of common stock issuable upon exercise of warrants.

(12) Maxim Partners LLC is an affiliate of Maxim Group, LLC, a registered broker dealer and the placement agent in the offering. Michael Rabinowitz has discretionary authority to vote and dispose of the shares of common stock held by Maxim Partners LLC and may be deemed to be the beneficial owner of these shares. Maxim Partners LLC did not acquire the warrants in the ordinary course of its business; rather its affiliate, Maxim Group LLC, acquired the warrants through its participation as placement agent in the private placement of securities.

(13) Consists of 72,703 shares of common stock issuable upon exercise of placement agent warrants.

(14) Raptor/ Harbor Reeds SPV LLC is an affiliate of a registered broker dealer. James Pallotta and Daniel Doherty have discretionary authority to vote and dispose of the shares of common stock held by Raptor/ Harbor Reeds SPV LLC and may be deemed to be the beneficial owners of these shares.

(15) Includes 1,416,667 shares of common stock issuable upon exercise of warrants, which warrants may not be exercised until October 18, 2017. Also includes 1,133,333 shares of common stock issuable upon conversion of note, which note may not be converted until October 18, 2017.

(16) Shares are owned by James Pallotta, natural control person and member of Raptor/ Harbor Reeds SPV LLC.

*Less than 1%

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale by selling shareholders. We will receive up to $7,409,953 from the exercise of warrants. The proceeds from the exercise of warrants will be used for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption form registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

We are not party to any lawsuits or legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse affect on our results of operations and financial position, and have no knowledge of any threatened or potential lawsuits or legal proceedings against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the ordinary course of business.

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DESCRIPTION OF OUR COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law.

We are authorized to issue 19,500,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “Interested Stockholder” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws, which could delay, defer or prevent a change in control.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

The following table sets forth certain information with respect to our current directors and executive officers:

Name	Position	Age
Christopher J. Reed	Director, Chief Innovation Officer	58
Daniel V. Miles	Chief Financial Officer	61
Mark B. Beaton	Chief Operating Officer	53
Neal Cohane	Senior Vice President of Sales	57
John Bello	Chairman of the Board	70
Stefan Freeman	Interim Chief Executive Officer, Director	55
Lewis Jaffe	Director	58
Charles Cargile	Director	52

Business Experience of Directors and Executive Officers

Christopher J. Reed, director and Chief Innovation Officer, founded our company in 1987. He served in the roles of President and Chief Executive Officer from inception until April 19, 2017, when Mr. Reed stepped down as President and Chief Executive Officer and accepted the position of Chief Innovation Officer. Previously, Mr. Reed also stepped in as Chief Financial Officer from January 1, 2007 through October 1, 2007 and again from April 17, 2008 to January 19, 2010. Mr. Reed continues to serve as a director of the Company. Mr. Reed has been responsible for our design and products, including the original product recipes, the proprietary brewing process and the packaging and marketing strategies. Mr. Reed received a B.S. in Chemical Engineering in 1980 from Rennselaer Polytechnic Institute in Troy, New York.

Mark Beaton, Chief Operating Officer, joined Reed’s Inc. in March of 2015 and brings over 17 years of experience directing high-volume, multi-site operations for major Fortune 500 CPG companies including Dr. Pepper/Snapple Group, Pepsi Bottling Group and United Parcel Service. Prior to joining Reed’s, Mr. Beaton was Vice President of Operations at the Dr. Pepper/Snapple Group where he drove operational efficiencies and was responsible for leading and directing functions that focused on warehouse and distribution operations, inventory management, environmental health and safety and a corporate real estate portfolio. While at Dr. Pepper, Mr. Beaton was responsible for leadership across the packaged beverage network of 160 distribution facilities that delivered 290 million cases and more than $5 billion of annual sales. Additional positions throughout Mr. Beaton’s career include the Director of Supply Chain Technology and Warehousing at Cadbury Schweppes Bottling Group where he was responsible for developing and managing strategies for delivering productivity and process improvement across 166 distribution centers in North America. Mr. Beaton also served in Production, Maintenance and Product Availability Manager Roles with the Pepsi Bottling Group. Mr. Beaton began his career as a Hub Operations Supervisor at UPS and is a Certified Lean Six Sigma Green Belt who also served in the United States Army.

Dan Miles, Chief Financial Officer, is a licensed CPA in the State of California and started his career with Ernst & Young and progressed through financial managerial roles within the beverage industry and other local business enterprises. Mr. Miles managed the financial sector for Coors’ largest distributor that grew 250% in 8 years via acquisitions of companies, brands and organic growth. Mr. Miles worked at the Pepsi Bottling Group in corporate finance and field operations in various capacities. Recently, Mr. Miles held the position of interim Chief Financial Officer for the Port of Long Beach and the Central Basin Municipal Water District where he led the production of both the annual budget and the reporting of the results of those enterprises. Mr. Miles earned his Bachelor of Science degrees at the University of San Francisco in Biology, California State University Long Beach in Accounting and a Master’s Degree from University of Southern California in taxation.

Neal Cohane has served as Reed’s Senior Vice President of Sales and Marketing since March 2008 and previously as Vice President of Sales from August 2007 to March 2008. From March 2001 until August 2007, Mr. Cohane served in various senior-level sales and executive positions for PepsiCo, most recently as Senior National Accounts Manager, Eastern Division. In this capacity, Mr. Cohane was responsible for all business development and sales activities within the Eastern Division. From March 2001 until November 2002, Mr. Cohane served as Business Development Manager, Non-Carbonated Division within PepsiCo where he was responsible for leading the non-carbonated category build-out across the Northeast Territory. From 1998 to March 2001, Mr. Cohane spent three years at South Beach Beverage Company, most recently as Vice President of Sales, Eastern Region. From 1986 to 1998, Mr. Cohane spent approximately twelve years at Coca-Cola of New York where he held various senior-level sales and managerial positions, most recently as General Manager New York. Mr. Cohane holds a B.S. degree in Business Administration from Merrimack College in North Andover, Massachusetts.

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John Bello is Reed’s Chairman of the Board and sales and marketing expert. Since 2001, Mr. Bello has been the Managing Director of JoNa Ventures, a family venture fund. From 2004 to 2012 Mr. Bello also served as Principal and General Partner at Sherbrooke Capital, a venture capital group dedicated to investing in leading, early stage health and wellness companies. Mr. Bello is the founder and former CEO of South Beach Beverage Company, the maker of nutritionally enhanced teas and juices marketed under the brand name SoBe. The company was sold to PepsiCo in 2001 for $370 million and in the same year Ernst and Young named Mr. Bello National Entrepreneur of the Year in the consumer products category for his work with SoBe. Before founding SoBe, Bello spent 14 years at National Football League Properties, the marketing arm of the NFL and served as its President from 1986 to 1993. As the President, Mr. Bello has been credited for building NFL Properties into a sports marketing leader and creating the model by which every major sports league now operates.

Prior to working for the NFL, Mr. Bello served in marketing and strategic planning capacities at the Pepsi Cola Division of Pepsico Inc. and in product management roles for General Foods Corporation in the Sanka and Maxwell House brands. Mr. Bello has also worked with IZZE and Firefighter brands in brand building, marketing and strategic planning capacities.

Mr. Bello earned his BA from Tufts University, cum laude, and received his MBA from the Tuck School of business at Dartmouth College as an Edward Tuck Scholar. Mr. Bello is extensively involved in non-profit work and currently serves as a Tufts University Trustee and advisory board member (athletics). Additionally, he serves on the boards of: the Gordon Entrepreneurial Center at Tufts, the Tuck Center for Private Equity, the YMCA in Rye, New York and the New York Council Boy Scouts of America. Mr. Bello also serves on the board of Boathouse Sports and is executive director of Luminesce Eye Therapies.

Lewis Jaffe is a director and Chairman of the Board’s Governance Committee. Since August 2014, Mr. Jaffe has been teaching as an Executive-in-Residence and Clinical Faculty at the Fred Kiesner Center for Entrepreneurship, Loyola Marymount University. Since January 2010 Mr. Jaffe has served as Chairman of the Board for FitLife Brands Inc (FTLF:OTCBB) and serves on its audit, compensation and governance committees. Since 2006 he has served on the board of Director of York Telecom, a private equity owned company, and serves on its compensation and governance committees. From 2006 to 2008 Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and he was also previously a Managing Director of Arthur Andersen. Mr. Jaffe was the co-founder of MovieMe Network. Mr. Jaffe also served on the Board of Directors of Benihana, Inc. as its lead independent director from 2004 to 2012.

Mr. Jaffe is a graduate of the Stanford Business School Executive Program, holds a Bachelor of Science from LaSalle University and holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing program.

Stefan Freeman, director and Interim Chief Executive Officer, is a strategic and performance focused executive with more than 25 years in sales operations, manufacturing and supply chain operations in beverages and consumer products. Mr. Freeman has worked for the three largest soda companies in the world and was promoted within each company. From 2011 through 2014, Mr. Freeman was the Regional Vice President of Manufacturing for Coca-Cola Refreshments, managing eight manufacturing plants located throughout Southern California, Arizona and Hawaii. In 2014 Mr. Freeman was promoted from within Coca-Cola Refreshments to Vice President of Fleet Operations in Atlanta, Georgia where he managed one of the five largest fleet operations in North America through April 2016. Prior to working for Coca-Cola, Mr. Freeman was Director of Supply Chain for Dean Foods’ Pacific Coast Group, managing nine production facilities with responsibility for a $155 million annual operating budget. Other prior positions include Director of Sales Operations for Dr. Pepper Snapple Group and Supply Chain Manager and Plant Manager for Pepsi-Cola Bottling Group.

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Mr. Freeman holds a Bachelors of Science in mechanical engineering from Tuskegee University and is an active member of the Cisco Systems Global Manufacturing Advisory Board.

Charles Cargile is a Director and Chairman of the Audit Committee. Mr. Cargile has a distinguished career as a financial and strategic management executive. Most recently, Mr. Cargile was Senior Vice President, Chief Financial Officer and Treasurer of NASDAQ listed Newport Corporation from 2000 to 2016. He successfully oversaw the acquisition of Newport by MKS Instruments in April, 2016. Prior to his time at Newport Corporation, from 1998 to 2000 , Mr. Cargile was Vice President of Finance and Corporate Development at York International Corporation (now part of Johnson Controls). From 1992 to 1998 Mr. Cargile was Corporate Controller and Chief Accounting Officer at BW/IP, Inc. (now Flowserve Corporation). Currently, Mr. Cargile is head of Cargile Financial and Advisory Services based in Newport Coast, CA. He is the lead independent director at Netlist and was recently appointed Chief Executive Officer at Sunworks.

Mr. Cargile holds a Bachelor of Science degree in Accounting from Oklahoma State University and a Master’s degree in Business Administration from the Marshall School of Business at the University of Southern California. Mr. Cargile has his Professional Director Certification from the American College of Corporate Directors.

Legal Proceedings

To the best of our knowledge, none of our executive officers or directors are parties to any material proceedings adverse to Reed’s, have any material interest adverse to Reed’s or have, during the past ten years been subject to legal or regulatory proceedings required to be disclosed hereunder.

Corporate Governance

We are committed to having sound corporate governance principles. We believe that such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. There have been no changes to the procedures by which stockholders may recommend nominees to our board of directors.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the board of directors also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the board of directors.

Director Independence

The board of directors has determined that three members of our board of directors, Mr. Bello, Mr. Cargile and Mr. Jaffe, are independent under the New York Stock Exchange Listed Company Manual. We intend to maintain at least three independent directors on our board of directors in the future.

Code of Ethics

Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a Code of Ethics that complies with Item 406 of Regulation S-B of the Exchange Act. Our Code of Ethics is posted on our website at www.reedsinc.com.

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Board Structure and Committee Composition

As of the date of this Annual Report, our board of directors has five directors and the following three standing committees: an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. These committees were formed in January 2007.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors and audits of financial statements. Specific responsibilities include the following:

●	selecting, hiring and terminating our independent auditors;

●	evaluating the qualifications, independence and performance of our independent auditors;

●	approving the audit and non-audit services to be performed by our independent auditors;

●	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

●	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing with management and our independent auditors, any earnings announcements and other public announcements regarding our results of operations; and

●	preparing the audit committee report that the SEC requires in our annual proxy statement.

Our Audit Committee is comprised of Chairman Bello, Mr. Cargile and Mr. Jaffe. The board of directors has determined that the three members of the Audit Committee are independent under the rules of the SEC Section 803A of the NYSE MKT Listed Company Guide and that Mr. Cargile qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Our board of directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and the New York Stock Exchange.

Compensation Committee. Our Compensation Committee assists our board of directors in determining and developing plans for the compensation of our officers, directors and employees. Specific responsibilities include the following:

●	approving the compensation and benefits of our executive officers;

●	reviewing the performance objectives and actual performance of our officers; and

●	administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Mr. Jaffe, Mr. Cargile and Mr. Bello. The board of directors has determined that all of the members of the Compensation Committee are independent under Section 803A of the NYSE MKT Company Guide. In affirmatively determining the independence of a director who will serve on the compensation committee, the Company’s board considered all factors specifically relevant to whether the director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a committee member, including, without limitation: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company; and (2) whether the director is affiliated with the Company, or an affiliate of the Company. The position of Interim Chief Executive Officer falls within an exception and does not invalidate an independence determination.

Our board of directors has adopted a written charter for the Compensation Committee.

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Nominations and Governance Committee. Our Nominations and Governance Committee assists the board of directors by identifying and recommending individuals qualified to become members of our board of directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

●	evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

●	establishing a policy for considering stockholder nominees for election to our board of directors; and

●	evaluating and recommending candidates for election to our board of directors.

Our Nominations and Governance Committee is comprised of Chairman Bello, Mr. Jaffe and Mr. Cargile. The board of directors has determined that all of the members of the Nominations and Governance Committee are independent under the rules of Section 803A of the NYSE MKT Company Guide. Our board of directors has adopted a written charter for the Nominations and Corporate Governance Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Reed’s under 17 CFR 240.16a-3(e) during our most recent fiscal year and Forms 5 and amendments thereto furnished to Reed’s with respect to our most recent fiscal year or written representations from the reporting persons, we believe that during the year ended December 31, 2016 our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of May 16 , 2017 for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 16 , 2017. As of May 16 , 2017, the Company had 13,982,230 shares of common stock outstanding. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 16 , 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

The following table reflects, as of May 16 , 2017, the beneficial common stock ownership of: (a) each of our directors, (b) each of our current named executive officers, (c) each person known by us to be a beneficial holder of 5% or more of our common stock, and (d) all of our executive officers and directors as a group.

Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each listed executive officer and director is 13000 South Spring Street, Los Angeles, California 90061.

Named Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)

Directors and Named Executive Officers
Christopher J. Reed (2)	2,478,890	18%
John Bello*	16,666	0%
Stefan Freeman*	10,000	0%
Lewis Jaffe*	10,000	0%
Charles Cargile*	10,000	0%
Daniel V. Miles	138,000	1%
Mark Beaton*	100,000	1%
Neal Cohane	245,677	2%
Directors and executive officers as a group (9 persons)	3,009,233	22%
5% or greater stockholders
Robert Reed	800,000	6%

* Less than 1%.

(2) Jointly owned with his wife, Judy Reed.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The financial statements of Reeds, Inc. as of and for the years ended December 31, 2016 and 2015 appearing in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Weinberg & Company, PA, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing herein, and are included in reliance upon such report and upon authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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DESCRIPTION OF BUSINESS

Background

We develop, manufacture, market and sell natural non-alcoholic carbonated soft drinks, Kombucha, candies and ice creams. We currently manufacture, license, market and sell several unique product lines:

●	Reed’s Ginger Brews,

●	Virgil’s Root Beer, Cream Sodas, Dr. Better and Real Cola, including ZERO diet sodas,

●	Culture Club Kombucha,

●	China Colas,

●	Reed’s Ginger candy and other products,

●	Sonoma Sparkler and other juice based products.

We also have a private label business.

We sell our products throughout the US and in select international markets. We started in specialty gourmet and natural food stores and have moved more into mainstream over time. We estimate that our products are sold in well over 22,000 natural, conventional, drug, club and mass merchandise accounts in the US, with approximately 10,000 of those being mainstream supermarkets. We sell our products through a network of natural, gourmet and beer distributors and direct to certain large national retailers.

We produce and co-pack our beverage products in part at our facility in Los Angeles, California, known as the Brewery and at contracted co-packing facilities in Pennsylvania and Indiana. These co-pack facilities typically service the eastern half of the United States and nationally for certain products that we do not produce at The Brewery.

Key elements of our business strategy include:

●	increase our relationship with and sales to the approximately 15,000 supermarkets that carry our products in natural and mainstream and capture more of the 30,000 supermarkets nationwide,

●	expand our distribution network by adding regional direct store delivery (DSD’s) and additional direct accounts,

●	stimulate consumer demand and awareness for our existing brands and products through promotions and advertising,

●	develop additional product flavors under our brands (brand extensions) and other new products, including specialty packaging and alternative uses for our products,

●	develop and produce private-label products for select customers,

●	lower our cost of sales for our products by gaining economies of scale in our purchasing, and

●	optimize the size and focus of our sales force to manage our relationships with distributors and retail outlets.

We create consumer demand for our products by:

●	supporting in-store sampling programs of our products, and

●	generating free press through public relations, and

●	advertising in store publications, and

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●	maintaining a company website (www.reedsinc.com), and

●	active social media campaigns on facebook.com, twitter.com and youtube.com, and

●	participating in large public events as sponsors, and

●	in the recent past deployed a national television commercial on cable television networks.

Our principal executive offices are located at 13000 South Spring Street, Los Angeles, California 90061. Our telephone number is (310) 217-9400. Our Internet address is (www.reedsinc.com). Information contained on our website or that is accessible through our website should not be considered to be part of this Annual Report.

Historical Development

Reed’s Original Ginger Brew created in 1987 by Christopher J. Reed, our founder, former Chief Executive Officer, and current Chief Innovation Officer was introduced to the market in Southern California stores in 1989. By 1990, we began marketing our products through United Natural Foods Inc. (UNFI) and other natural food distributors and moved our production to a larger facility in Boulder, Colorado.

In 1991, we incorporated our business operations in the state of Florida under the name of Original Beverage Corporation and moved all production to a co-pack facility in Pennsylvania. Throughout the 1990’s, we continued to develop and launch new Ginger Brew varieties. Reed’s Ginger Brews reached broad placement in natural and gourmet foods stores nationwide through UNFI and other major specialty, natural/gourmet and mainstream food and beverage distributors.

In 1997, we began licensing the products of China Cola and eventually acquired the rights to that product in 2000. In 1999, we purchased the Virgil’s Root Beer brand from the Crowley Beverage Company. In 2000, we moved into an 18,000-square foot warehouse property, the Brewery, in Los Angeles, California, to house our west coast production and warehouse facility. The Brewery also serves as our principal executive offices. In 2001, pursuant to a reincorporation merger, we changed our state of incorporation to Delaware and also changed our name to “Reed’s, Inc”.

On December 12, 2006, we completed the sale of 2,000,000 shares of our common stock at an offering price of $4.00 per share in our initial public offering. The public offering resulted in gross proceeds of $8,000,000. Following the public offering, we expanded sales and operations dramatically, initially using a direct store delivery strategy in Southern California, along with other regional independent direct store distributors (DSD). The relationships with DSD’s were supported by our sales staff. In 2007 we raised a net of $7,600,000 in a private placement. We re-focused our sales strategy to eliminate company direct store delivery sales and to expand sales to DSD’s and natural food distributors on a national level. We also started selling directly to supermarket grocery stores, which has become a significant portion of our business today.

We continually introduce new products and line extensions, such as our California Juice Company products in 2009, Virgil’s diet line of ZERO beverages introduced in 2010 and Dr. Better and Light 55 Calories Extra Ginger Brew in 2011. We commenced offering private label products in 2010 and in 2012 we launched our Culture Club Kombucha line that has been expanded as sales have grown. In 2015 we launched Stronger Ginger Brew that contains 50% more fresh ginger than our best-selling Reed’s Extra Ginger Brew.

Industry Overview

We offer natural premium carbonated soft drinks (CSD), which are a growing segment of the estimated $10 billion CSD market nationwide. Within natural food store markets, we are among the top-selling natural soft drinks. This market is steady and growing. We also sell in major grocery chains nationally. The trend in grocery stores is to expand offerings of natural products and we have the scale and capability to develop these direct customer relationships.

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Our Products

We primarily manufacture and sell beverages and candies or other ginger related products. We make all of our products using premium all-natural ingredients and our beverage line is GMO free. Our primary brands are our Reed’s ginger brew line, our Virgil’s line of root beer and our Culture Club Kombucha. Our candy products that include Reed’s Crystallized Ginger Candy and Reed’s Chews represent a lesser portion of revenues. We have sold ginger ice cream in prior years.

Reed’s Ginger Brews

Ginger ale is the oldest known soft drink. Before modern soft drink technology existed, non-alcoholic beverages were brewed at home directly from herbs, roots, spices, and fruits. These handcrafted brews were highly prized for their taste and their tonic, health-giving properties. Reed’s Ginger Brews are a revival of this lost art of home brewing sodas. We make them with care and attention to wholesomeness and quality, using the finest fresh herbs, roots, spices, and fruits.

We believe that Reed’s Ginger Brews are unique in their kettle-brewed origin among all mass-marketed soft drinks. Reed’s Ginger Brews contain between 8 and 39 grams of fresh ginger in every 12-ounce bottle. We use pure cane sugar as the sweetener. Our products differ from commercial soft drinks in three particular characteristics: sweetening, carbonation and coloring for greater adult appeal. Instead of using injected-based carbonation, we produce our carbonation naturally, through slower, beer-oriented techniques. This process produces smaller, longer lasting bubbles that do not dissipate rapidly when the bottle is opened. We do not add coloring. The color of our products comes naturally from herbs, fruits, spices, roots and juices and our beverages are GMO free.

In addition, since Reed’s Ginger Brews are pasteurized, they do not require or contain any preservatives. In contrast, modern commercial soft drinks generally are produced using natural and artificial flavor concentrates prepared by flavor laboratories, tap water, and highly refined sweeteners. Typically, manufacturers make a centrally processed concentrate that will lend itself to a wide variety of situations, waters and filling systems. The final product is generally cold-filled and requires preservatives for stability. Colors are added that are either natural, although highly processed, or artificial.

Our Reed’s line contains the following products:

●	Reed’s Original Ginger Brew was our first creation and is a Jamaican recipe for homemade ginger ale using 17 grams of fresh ginger root, lemon, lime, honey, raw cane sugar, pineapple, herbs and spices. Reed’s Original Ginger Brew is 20% fruit juice.

●	Reed’s Premium Ginger Brew is sweetened only with honey and pineapple juice. Reed’s Premium Ginger Brew is 20% fruit juice and contains 17 grams of fresh ginger root.

●	Reed’s Raspberry Ginger Brew is brewed from 17 grams of fresh ginger root, raspberry juice and lime. Reed’s Raspberry Ginger Brew is 20% raspberry juice.

●	Reed’s Spiced Apple Brew uses 8 grams of fresh ginger root, the finest tart German apple juice and such apple pie spices as cinnamon, cloves and allspice. Reed’s Spiced Apple Brew is 50% apple juice.

●	Reed’s Cherry Ginger Brew is naturally brewed from 17 grams of fresh ginger root, cherry juice from concentrate and spices.

●	Reed’s Light 55 Calories Extra Ginger Brew is a reduced calorie version of our top selling Reed’s Extra Ginger Brew that was made possible by using Stevia. We use the same recipe of 26 grams of fresh ginger root, honey, pineapple, lemon and lime juices and exotic spices.

●	Reeds Extra Ginger Brew is the same recipe as Original Ginger Brew, but has 26 grams of fresh ginger root for a stronger bite.

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●	Reeds Stronger Ginger Brew has 50% more ginger than the Extra Ginger Brew and has the highest ginger content of any of our beverage products.

●	Reed’s Natural Energy Elixir is an energy drink infused with all natural ingredients designed to provide consumers with a healthy and natural boost to energy levels

●	Reed’s Nausea Relief is based on our Ginger Brews with added B vitamins. Both ginger and B vitamins have been studied for their effectiveness in combating nausea.

Virgil’s Root Beer

Virgil’s is a premium craft root beer. We use all-natural ingredients, including filtered water, unbleached cane sugar, anise from Spain, licorice from France, bourbon vanilla from Madagascar, cinnamon from Sri Lanka, clove from Indonesia, wintergreen from China, sweet birch and molasses from the southern United States, nutmeg from Indonesia, pimento berry oil from Jamaica, balsam oil from Peru and cassia oil from China. We collect these ingredients worldwide and gather them together at the brewing and bottling facilities. We combine these ingredients under strict specifications and finally heat-pasteurize Virgil’s Root Beer, to ensure quality. We sell Virgil’s Root Beer in three packaging styles: 12-ounce bottles in a four-pack, a special swing-lid style pint bottle and a 5-liter self-tapping party keg. The Virgil’s soda line is GMO free.

In addition to our Virgil’s Root Beer, we also offer the following products under our Virgil’s brand:

●	Virgil’s Cream Soda,

●	Virgil’s Orange Cream Soda,

●	Virgil’s Black Cherry Cream Soda,

●	Virgil’s Real Cola,

●	Virgil’s Dr. Better,

●	Virgil’s ZERO line, including Root Beer, Cream Soda, Real Cola, Dr. Better and Black Cherry Cream Soda. (Our ZERO line is naturally sweetened with Stevia), and

Reed’s Culture Club Kombucha

We introduced our Culture Club Kombucha in 2012. Kombucha is a fermented tea that dates its origin back thousands of years. Among consumers, Kombucha is believed to have healing and cleansing characteristics. Sweetened tea is introduced to a “starter” culture and lightly fermented to produce an acetic drink. We make the finest Kombucha possible, using a combination of Oolong and Yerba Mate teas, spring water and a combination of ginger, organic juices and flavors Initially, we produced four flavors, Goji Ginger, Hibiscus Ginger Grapefruit, Lemon Ginger Raspberry and Cranberry Ginger. We introduced four additional flavors in 2013, Pomegranate Ginger, Coconut Water Lime, Cabernet Grape, and Passion Mango Ginger.

Other Beverage Brands

We have other popular brands that currently have limited distribution, including China Cola, California Juice, Sonoma Sparkler and Flying Cauldron Butterscotch Beer. We are continually developing new brands and products.

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Private Label Products

We design and manufacture drinks for private label customers in multiple facilities. We are experts in flavor development and in matching existing products in the market. We develop the recipe and may design the label and/or the bottle style. We do not private label any of our own branded product recipes.

Our private label products have been variations of any of our offerings. We develop the sources for glass and ingredients. We have a variety of packaging options, including swing-lid bottles, foil capsules and various label types. Our Los Angeles facility is certified as SQF level 2 compliant.

New Product Development

We are always working on ideas and products to continue expanding our Reed’s Ginger Brews, Virgil’s product line, Reed’s Ginger Candy product lines and packaging styles. Current focus in our research is for reduced sugar offerings. Among the advantages of our self-operated Brewery are the flexibility to try innovative packaging and the capability to experiment with new product flavors at less cost to our operations or capital.

We have developed and are currently field testing an all-natural fountain offering. We expect the testing to be completed in 2017 and to begin distribution later in the year.

Our private label products require continual product development. We are able to be nimble and innovative, producing new products in a short amount of time.

Manufacture of Our Products

We produce our carbonated beverages in multiple facilities:

●	a facility in Los Angeles, California, known as The Brewery, at which we currently produce Kombucha, certain soda products and our private label products, and

●	two packing, or co-pack facilities in Pennsylvania and an additional co-packer in Indiana which supplies us with product we do not produce at The Brewery. The co-packer assembles our products and charges us a fee, generally by the case, for the products they produce.

We follow a “fill as needed” manufacturing model to the best of our ability and we have no significant backlog of orders. Substantially all of the raw materials used in the preparation, bottling and packaging of our products are purchased by us or by our contract packers in accordance with our specifications. Reed’s Crystallized Ginger is made to our specifications in Fiji. Reed’s Ginger Candy Chews are made and packed to our specifications in Indonesia.

Generally, we obtain the ingredients used in our products from domestic suppliers and each ingredient has several reliable suppliers. We have no major supply contracts with any of our suppliers. As a general policy, we pick ingredients in the development of our products that have multiple suppliers and are common ingredients. This provides a level of protection against a major supply constriction or calamity.

We believe that as we continue to grow, we will be able to keep up with increased production demands. The LA Brewery is nearing the completion of a major renovation that we believe will allow the Brewery to handle the entire West Coast business and to absorb significant increases in general sales. To the extent that any significant increase in business requires us to supplement or substitute our current co-packers, we are developing a pre-qualification for all prospective co-packers, so that there would not be a significant delay or interruption in fulfilling orders and delivery of our products. In addition, we do not believe that growth will result in any significant difficulty or delay in obtaining raw materials, ingredients or finished product that is repackaged at the Brewery.

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Our Primary Markets

We target a niche in the estimated $100 billion carbonated and non-carbonated soft drink markets in the US, Canada and International markets. Our brands are generally regarded as premium and natural, with upscale packaging and are loosely defined as the artisanal (craft), premium bottled carbonated soft drink category.

The soft drink industry is highly fragmented and the craft soft drink category consists of such competitors as, Henry Weinhards, Thomas Kemper, Hansen’s, Izze, Boylan and Jones Soda, to name a few. These brands have the advantage of being seen widely in the national market and being commonly known for years through well-funded ad campaigns. Despite our products having a relatively high price for an artisanal premium beverage product, minimal mass media advertising and a relatively small but growing presence in the mainstream market compared to many of our competitors, we believe that results to date demonstrate that Reed’s Ginger Brews and Virgil’s sodas are making strong inroads and market share gains against some of the larger brands in the market.

Kombucha is the largest growth segment of the functional beverage category of drinks and foods, including coconut water, yogurt and fresh juices. Among this broader category, the refrigerated juices and functional beverages segment grew by approximately $200 million in 2012 to an estimated market of approximately $600 million (50% growth), according to SPINS data. We are preparing an exciting relaunch of these brands in 2017 and expect to gain back a significant amount of lost space. Kombucha comprises the overwhelming majority share of this explosive growth and comprises most of the segment. It is generally believed that the segment will continue to expand at a strong rate over the next few years. Other functional drinks in this category are also expanding sales at healthy rates, primarily coconut water and fresh pressed juices. Consumer awareness and demand for functional drinks is increasing and we feel that Kombucha and other cultured drinks will be in the forefront of this expanding market category.

We sell the majority of our products in the natural food store, mainstream supermarket chains and foodservice locations, primarily in the United States and, to a lesser degree, in Canada and Europe.

Natural Food Stores

Our primary and historical marketing and distribution source of our products has been natural food and gourmet stores throughout the US. These stores include Whole Foods Market, Trader Joe’s, Sprouts, The Fresh Market, Earth Fare, and New Seasons, just to name a few. Our brands are also sold in gourmet restaurants and delis nationwide. With the advent of large natural food store chains and specialty merchants, the natural foods segment continues to grow each year, helping fuel the continued growth of our brands.

Mainstream Supermarkets and Retailers

We also sell our products to direct store delivery distributors (DSD) who specialize in distributing and selling our products directly to mainstream retail channels, natural foods, and specialty retail stores. Our brands are further sold directly to some retailers who require that we sell directly to their distribution centers since they have developed their own logistics capabilities. Examples of chains that fall into the “direct” category are retailers such as, Costco, Trader Joe’s, some Whole Foods Market Regions and Kroger.

Supermarkets, particularly supermarket chains and prominent local/regional chains, often impose slotting fees in order to gain shelf presence within their stores. These fees can be structured to be paid one-time only or in installments. We utilize selective slotting in supermarket chains throughout the US and to a lesser degree, in Canada. However, our local and national sales team has been able to place our products without having to pay significant slotting fees. Slotting fees for new item placements on average have cost anywhere between $10 to $150 per store, per new item.

Food Service Placement

We also market our beverages to industrial cafeterias (corporate feeders), and to on premise bars and restaurants. As our business continues to mature, we intend to place our beverages in stadiums, sport arenas, concert halls, theatres, and other cultural centers as long-term marketing and pouring relationships are developed within this business segment.

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International Sales

We have developed a limited market for our products in Canada, Europe and Asia. Sales outside of North America currently represent 3% of our total gross sales. Sales in Canada represent about 1.3% of our total sales. We believe that there are good opportunities for expansion of sales in Canada, Middle East, England and Australia and we are increasing our marketing focus on those markets. Other international sales become cost prohibitive, except in specialty sales circumstances, since our premium sodas are packed in glass, which involves substantial freight to move overseas. We are open to opportunities to export and to co-pack internationally and expand our brands into foreign markets, and we are holding preliminary discussions with trading companies and import/export companies for the distribution of our products throughout Asia, Europe, Australia and South America. We believe that these areas are a natural fit for Reed’s ginger products, because of the importance of ginger in international markets, especially the Asian market where ginger is a significant part of diet and nutrition.

Distribution, Sales and Marketing

We currently have a national network of mainstream, natural and specialty food distributors in the United States and Canada. We sell directly to our distributors, who in turn sell to retail stores. We also use our own internal sales force and independent sales representatives to promote our products for our distributors and direct sales to our retail customers. One of the main goals of our sales and marketing efforts is to increase sales and grow our brands. Our sales force consists of senior sales representatives in five geographic regions across the country who are supported in their region by local Reeds sales staff. Generally, our sales managers are responsible for all activities related to the sales, distribution and marketing of our brands to our entire distributor and retail partner network in North America. We distribute our products primarily through several national natural foods distributors and an increasing number of regional mainstream DSD distributors. We have entered into agreements with some of our distributors that commit us to “termination fees” if we terminate our agreements early or without cause. These agreements call for our customer to have the right to distribute our products to a defined type of retailer within a defined geographic region. As is customary in the beverage industry, if we should terminate the agreement or not automatically renew the agreement, we would be obligated to make certain payments to our customers. We are in constant review of our distribution agreement with our partners across North America. We also offer our products and promotional merchandise directly to consumers via the Internet through our website, www.reedsgingerbrew.com.

Marketing to Distributors

We market to distributors using a number of marketing strategies, including direct solicitation, telemarketing, trade advertising and trade show exhibition. These distributors include natural food, gourmet food and mainstream distributors. Our distributors sell our products directly to natural food, gourmet food and mainstream supermarkets for sale to the public. We maintain direct contact with our distributor partners through our in-house sales managers. From time to time and in very limited markets, when use of our own sales force is not cost effective, we will utilize independent sales brokers and outside representatives.

Marketing to Retail Stores

The primary focus of our sales efforts is supermarket sales. We have a small highly trained sales force that is directly contacting supermarket chains and setting up promotional calendars. In addition, we market to retail stores by utilizing trade shows, trade advertising, telemarketing, direct mail pieces and direct contact with the store. Our sales managers and representatives visit these retail stores to sell directly in many regions. Sales to retail stores are coordinated through our distribution network and our regional warehouses.

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other branding campaigns. In addition, the company’s manufacturing these products generally have greater financial, marketing and distribution resources than we do. Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution and secure adequate shelf space in retail outlets. Competitive pressures in the soft drink category could cause our products to be unable to gain or to lose market share or we could experience price erosion. We believe that our all natural innovative beverage recipes, packaging, use of premium ingredients and a trade secret brewing process provide us with a competitive advantage and that our commitments to the highest quality standards and brand innovation are keys to our success.

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The Kombucha market is dominated by a few producers who sell their products nationally. The remainder of the producers is comprised of mostly fragmented regional or local companies. There are companies that gain market share in certain regions; however, most do not have the scale and capability to effectively sell and distribute on a national basis. We believe that Reed’s Kombucha market share was achieved in a relatively short period of time, by leveraging our existing distribution channels and customer relationships to expand our sales volume quickly. We also have in-house production capabilities that can be scaled up as needed to make this a primary brand for Reed’s. We believe that our existing infrastructure creates a competitive advantage, including product design, manufacturing & production and a network of sales & distribution.

Proprietary Rights

We own trademarks that we consider material to our business. Three of our material trademarks are registered trademarks in the U.S. Patent and Trademark Office: Reed’s Original Ginger Brew All-Natural Jamaican Style Ginger Ale ®, Virgil’s ®, and China Cola ®. Registrations for trademarks in the United States will last indefinitely as long as we continue to use and police the trademarks and renew filings with the applicable governmental offices. We have not been challenged in our right to use any of our material trademarks in the United States. We intend to obtain international registration of certain trademarks in foreign jurisdictions.

In addition, we consider our finished product and concentrate formulae, which are not the subject of any patents, to be trade secrets. Our brewing process is a trade secret. This process can be used to brew flavors of beverages other than ginger ale and ginger beer, such as root beer, cream soda, cola and other spice and fruit beverages. We have not sought any patents on our brewing processes because we would be required to disclose our brewing process in patent applications.

We generally use non-disclosure agreements with employees and distributors to protect our proprietary rights.

Government Regulation

The production, distribution and sale in the United States of many of our Company’s products are subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, federal, state and local workplace health and safety laws, various federal, state and local environmental protection laws and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. Outside the United States, the distribution and sale of our many products and related operations are also subject to numerous similar and other statutes and regulations.

A California law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. The law exposes all food and beverage producers to the possibility of having to provide warnings on their products. This is because the law recognizes no generally applicable quantitative thresholds below which a warning is not required. Consequently, even trace amounts of listed components can expose affected products to the prospect of warning labels. Products containing listed substances that occur naturally or that are contributed to such products solely by a municipal water supply are generally exempt from the warning requirement. No Company beverages produced for sale in California are currently required to display warnings under this law. We are unable to predict whether a component found in a Company product might be added to the California list in the future, although the state has initiated a regulatory process in which caffeine will be evaluated for listing. Furthermore, we are also unable to predict when or whether the increasing sensitivity of detection methodology that may become applicable under this law and related regulations as they currently exist, or as they may be amended, might result in the detection of an infinitesimal quantity of a listed substance in a beverage of ours produced for sale in California.

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Bottlers of our beverage products presently offer and use non-refillable, recyclable containers in the United States and various other markets around the world. Some of these bottlers also offer and use refillable containers, which are also recyclable. Legal requirements apply in various jurisdictions in the United States and overseas requiring that deposits or certain taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, tax and/or product stewardship statutes and regulations also apply in various jurisdictions in the United States and overseas. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at local, state and federal levels, both in the United States and elsewhere.

All of our facilities and other operations in the United States are subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. Our policy is to comply with all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Environmental Matters

Our primary cost environmental compliance activity is in recycling fees and redemption values. We are required to collect redemption values from our customers and remit those redemption values to the state, based upon the number of bottles of certain products sold in that state.

Employees

We have 62 full-time equivalent employees on our corporate staff down from 69 in the year ending December 31, 2015. The table below lists the departments. We employ additional people on a part-time basis as needed. We have never participated in a collective bargaining agreement. We believe that the relationship with our employees is good.

	Number of FTE’s
Department	2016	2015	Change
General Management	4.0	4.0	-
Administrative Support	9.2	11.1	(1.9)
Research & Development	5.5	4.0	1.5
Sales	16.0	17.4	(1.4)
Production & Warehouse	27.7	32.9	(5.2)
Total	62.4	69.4	(7.0)

Description of Property

We lease a facility of approximately 76,000 square feet, which serves as our principal executive offices, our West Coast Brewery and bottling plant and our Southern California warehouse facility. Approximately 30,000 square feet of the total space is leased under a long-term lease expiring in 2024. We also lease a warehouse of approximately 18,000 square feet under a lease expiring in October 2017, a warehouse of approximately 13,000 square feet under a lease expiring in November 2017, and a warehouse of 15,000 square feet on a month-to-month basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate”, “estimate”, “plan”, “continuing”, “ongoing”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors set forth in this prospectus under the heading “Risk Factors”. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

OVERVIEW

Upon receipt of the resignation of Christopher J. Reed from the position of Chief Executive Officer, the Company’s new board of directors appointed Stefan Freeman as Interim Chief Executive Officer. The new leadership is committed to bringing to market more timely product offerings that consumers are seeking while continuing to lower costs throughout the supply chain.

The results for our first quarter of 2017 and fiscal year ended December 31, 2016 reflect consumer shifting away from sugar based beverages. In response to the general consumer trend, the Company’s research and development efforts have focused on all natural alternatives that have 12 calories per 12 ounce serving. We are in tests in the market place and expect to have these offerings available in the marketplace in the second half of this year.

Prior, during 2015, we experienced a major disruption in our east coast production facilities. The disruption resulted in our inability to fill certain purchase orders, additional costs related to delivery and raw materials and lost shelf space. By October of 2015, we had qualified another two co-packers for a total of three co-packers enabling the Company to avoid supply chain interruptions in 2016 and to reclaim shelf space.

Our first quarter results were disappointing and we are actively rebuilding the business to return to growth and profitability. We are in the process of a thorough evaluation of the business and are establishing both short and long term goals to return to higher levels of profitability. In short, we are simplifying the business without sacrificing our core brands or flavors. We have implemented a program to reduce the number of product packaging options by more than 100. We believe this stock keeping unit (SKU) rationalization will be a significant benefit to our co-packers, customers and our own production operations.

The effect of a lower margin and lower volume led an overall decrease in the top line results. Management continued to reduce operational expenses. However, with the added debt costs, the loss to shareholders increased.

RESULTS OF OPERATIONS

Results of Operations Results of Operation for the Three Months Ended March 31, 2017 as Compared to the Three Months Ended March 31, 2016

The following table sets forth key statistics for the three months ended March 31, 2017 and 2016, respectively.

	March 31,		Pct.
	2017	2016	Change
Gross sales (a)	9,354,000	$10,777,000	-13%
Less: Promotional and other allowances (b)	1,059,000	773,000	37%
Net sales	$8,295,000	$10,004,000	-17%
Cost of tangible goods sold (c)	6,505,000	7,838,000	-17%
As a percentage of:
Gross sales	70%	73%
Net sales	78%	78%
Cost of goods sold – idle capacity (d)	734,000	273,000	169%
As a percentage of net sales	9%	3%
Gross profit	1,056,000	$1,893,000	-44%
Gross profit margin as a percentage of net sales	13%	19%

Expenses
Delivery and handling	$743,000	$849,000	-12%
Selling and marketing	788,000	1,041,000	-24%
General and administrative	1,111,000	1,205,000	-8%
Total Operating expenses	$2,642,000	$3,095,000	-15%

Income from operations	$(1,586,000)	$(1,202,000)	32%

Interest expense and other expense	(407,000)	(378,000)	8%

Net loss to stockholders	$(1,993,000)	$(1,580,000)	26%

Shares outstanding	13,982,230	13,184,000	6%

Net income(loss) per share	$(0.14)	$(0.12)	19%

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(a) Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under GAAP and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

(b) Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (ii) the Company’s agreed share of fees given to distributors and/or directly to retailers for in-store marketing and promotional activities; (iii) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (iv) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; and (v) discounted or free products. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

(c) Cost of tangible goods sold consists of the costs of raw materials and packaging utilized in the manufacture of products, co-packing fees, repacking fees, in-bound freight charges, inventory adjustments, as well as certain internal transfer costs. Cost of tangible goods sold is used internally by management to measure the direct costs of goods sold, aside from unallocated plant costs. Cost of tangible goods sold is not a measure that is recognized under GAAP and should not be considered as an alternative to cost of goods sold, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of cost of goods sold.

(d) Cost of goods sold – idle capacity consists of direct production costs in excess of charges allocated to our finished goods in production. Plant costs include labor costs, production supplies, repairs and maintenance, and inventory write-off. Our charges for labor and overhead allocated to our finished goods are determined on a market cost basis, which is lower than our actual costs incurred. Plant costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced. Cost goods sold – idle capacity is not a measure that is recognized under GAAP and should not be considered as an alternative to cost of goods sold, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of cost of goods sold.

Sales

Gross sales decreased in the first quarter of 2017 to $9,354,000 from $10,777,000 in the same period in 2016. The main driver of the increase was a targeted price increase for a specific delivery channel offset by losses in pricing mix.

Net sales decreased in the first quarter of 2017 to $8,295,000 from $10,004,000 in the same period in 2016. The main driver of the decrease was a 35% increase in promotional costs. It should be noted that with the candy supply secured, candy sales increased $80,000 or 19% over the same period in 2016.

Cost of Goods Sold and Produced

Cost of tangible goods sold consists of the costs of raw materials utilized in the manufacture of products, co-packing fees, repacking fees, in-bound freight charges, inventory adjustments and internal transfer costs. Idle capacity consists of direct production costs of our Los Angeles plant in excess of charges allocated to our finished goods in production. Plant costs include labor costs, production supplies, repairs and maintenance, and depreciation. Our charges for labor and overhead allocated to our finished goods are determined on a market cost basis, which is lower than our actual costs incurred. Plant costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced.

Cost of goods sold decreased in the first quarter of 2017 to $6,505,000 from $7,838,000 in the same period in 2016. The main driver of decrease was in costs unallocated to specific SKUs in the prior year, which was comprised primarily of inventory adjustments.

Cost of goods produced decreased in the first quarter of 2017 to $7,239,000 from $8,111,000 in the same period in 2016. The main driver of the increase is LA Plant Idle Plant costs.

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Gross Margin

Gross margin declined in first quarter of 2017 to $1,056,000 from $1,893,000 in the same period in 2016. The main drivers of the decrease were the increase in sales discounts and increase in idle plant costs.

Delivery and Handling Expenses

Delivery and handling expenses consist of delivery costs to customers and warehouse costs incurred for handling our finished goods after production. Delivery and handling expenses continued their decline in first quarter of 2017 to $743,000 from $849,000 or 13% in the same period in 2016. This decrease is in line with the 14% decline in volume. On a percentage of net sales, delivery costs were flat at 9%.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of direct charges for staff compensation costs, advertising, sales promotion, marketing and trade shows. Selling and marketing expenses continued their decline in first quarter of 2017 to $788,000 from $1,041,000 or 24% in the same period in 2016. On a percentage of net sales, Selling and marketing costs decreased 1% to 9% from 10%. The main driver of the decrease was a reduction in employee costs while full time equivalent employees remained flat.

General and Administrative Expenses

General and administrative expenses consist primarily of the cost of executive, administrative, and finance personnel, as well as professional fees. General and administrative expenses continued their decline in first quarter of 2017 to $1,111,000 from $1,205,000 or 8% in the same period in 2016. On a percentage of net sales, general and administrative costs increased 1% to 13% from 12%. The main driver of the increase was due minor increases in administrative support.

Loss from Operations

The loss from operations was ($1,586,000) in the three months ended March 31, 2017, as compared to a loss of $(1,202,000) in the same period of 2016 or an overall increase in the loss of $384,000. The loss was comprised of decrease in sales volume of $1,709,000, offset partially by a cost of goods sold decrease of $872,000 that were partially offset by lower idle plant costs and decreases in every operating expense category that totaled $455,000.

Interest Expense

Interest expense and bank related charges increased $38,000 to $416,000 in the three months ended March 31, 2017, compared to expenses of $378,000 in the same period of 2016. The increase is primarily due to increased borrowing on our revolving line of credit, an additional term loan and new capital expansion loan.

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Results of Operation for the Year Ended December 31, 2016 as Compared to the Year Ended December 31, 2015

The following table sets forth key statistics for the years ended December 31, 2016 and 2015, respectively.

	Year Ended
	December 31,		Pct.
	2016	2015	Change
Gross sales (a)	46,198,000	49,713,000	-7%
Less: Promotional and other allowances (b)	3,726,000	3,765,000	-1%
Net sales	$42,472,000	$45,948,000	-8%
Cost of tangible goods sold (c)	31,626,000	32,295,000	-2%
As a percentage of:
Gross sales	68%	65%
Net sales	74%	70%
Cost of goods sold – idle capacity (d)	1,864,000	2,048,000	-9%
As a percentage of net sales	4%	4%
Gross profit	8,982,000	11,605,000	-23%
Gross profit margin as a percentage of net sales	21%	25%

Operating Expenses
Delivery and handling expenses	3,902,000	5,100,000	-23%
Selling and marketing expense	3,701,000	4,867,000	-24%
General and administrative expense	3,948,000	4,368,000	-10%
Impairment of assets	484,000	-
Total operating expenses	12,035,000	14,335,000	-16%

Loss from operations	(3,053,000)	(2,730,000)	12%
Interest expense	(1,724,000)	(1,231,000)	40%
Change in fair value of warrant liability	(232,000)	-
Net loss	(5,009,000)	(3,961,000)	26%

Preferred Stock Dividends	(5,000)	(5,000)
Net loss attributable to common stockholders	$(5,014,000)	$(3,966,000)	26%

Loss per share – basic and diluted	$(0.36)	$(0.30)	19%
Weighted average number of shares outstanding – basic and diluted	13,982,230	13,147,815	6%

(a) Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under Generally Accepted Accounting Principles “GAAP” and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

(b) Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (ii) the Company’s agreed share of fees given to distributors and/or directly to retailers for in-store marketing and promotional activities; (iii) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (iv) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; and (v) discounted or free products. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

(c) Cost of tangible goods sold consists of the costs of raw materials and packaging utilized in the manufacture of products, co-packing fees, repacking fees, in-bound freight charges, inventory adjustments, as well as certain internal transfer costs. Cost of tangible goods sold is used internally by management to measure the direct costs of goods sold, aside from unallocated plant costs. Cost of tangible goods sold is not a measure that is recognized under GAAP and should not be considered as an alternative to cost of goods sold, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of cost of goods sold.

(d) Cost of goods sold – idle capacity consists of direct production costs in excess of charges allocated to our finished goods in production. Plant costs include labor costs, production supplies, repairs and maintenance, and inventory write-off. Our charges for labor and overhead allocated to our finished goods are determined on a market cost basis, which is lower than our actual costs incurred. Plant costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced. Cost goods sold – idle capacity is not a measure that is recognized under GAAP and should not be considered as an alternative to cost of goods sold, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of cost of goods sold.

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Gross Sales

Gross sales for all of Reeds products decreased 7% to $46,198,000 for the year ended December 31, 2016 from $49,713,000 in the prior year.

Sales were down an average of 9% in all selling channels. All customers representing at least one percent of sales in 2015 were still customers in 2016. We believe that the decline in all channels was due to consumer preferences away from all sugar sodas including our natural based sugars. In response to the general consumer trend, the Company’s research and development efforts have focused on all natural alternatives that have 12 calories per 12 ounce serving. We are in tests in the market place and expect to have these offerings available in the marketplace in the second half of this year.

Gross sales of items such as candy, ingredients, packaging and mail order are not included in the discussion above. These items as a group totaled $1,684,000 in gross sales, a decrease of $743,000 or 31% over 2015. The decrease in candy was $597,000 and was the direct result of a California lawsuit that has required the Company to find reliable alternative suppliers.

Promotional and other allowances

Promotions and allowances for beverage products decreased in dollars 1% to $3,726,000 (8.1% of gross sales) for the year ended December 31, 2016 from $3,765,000 (7.6% of gross sales) in the prior year.

Net Sales

Net sales of all items decreased 7.6% or $3,476,000 to $42,472,000 for the year ended December 31, 2016 from $45,948,000 in the prior year.

Cost of Goods Sold

Cost of goods sold consists of the costs of raw materials and packaging utilized in the manufacture of products, co-packing fees, repacking fees, in-bound freight charges, inventory adjustments, as well as certain internal transfer costs. Cost of goods sold also consists of direct production costs in excess of charges allocated to our finished goods in production. Plant costs include labor costs, production supplies, and repairs and maintenance. Our charges for labor and overhead allocated to our finished goods are determined on a market cost basis, which is lower than our actual costs incurred. Plant costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced.

Total cost of goods sold decreased to $33,490,000 in the year ended December 31, 2016, a decrease of $853,000 or 2.5% from 2015. The decrease was due to net volume decrease of 7.6% and increases in cost of production. Had total cost of goods decreased at a rate equal to the volume decrease of 7.6%, total cost of goods would have decreased a total of $3,228,000. The company incurred an additional $2,376,000 in the rate of cost of goods sold.

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Gross Profit

Our gross profit of $8,982,000 in the year ended December 31, 2016 represents a decrease of $2,623,000, or 22.6% from 2015. As a percentage of sales, our gross profit decreased to 21.1% in 2016 as compared to 25.3% in 2015. As noted above, the gross profit is the result of a decrease in net selling price of 4.1% and an increase cost of goods sold of 7.1%.

The Company has in place for the first quarter of 2017 cost cutting initiatives related to ingredient usage and package pricing that are on track to drive over 200 basis point improvement for the full year. In addition, the Company LA plant is scheduled for production in May that will enable the Company to realize an overdue savings of an additional 350 basis points on an annualized basis from that initiative. We believe that since these initiatives are under our control, the savings will be realized in 2017.

Delivery and Handling Expenses

Delivery and handling expenses consist of delivery costs to customers and warehouse costs incurred for handling our finished goods after production. Delivery and handling costs decreased to $3,902,000 in the year ended December 31, 2016 compared to $5,100,000 in 2015. The $1,198,000 (23%) decrease is due to lower volume but higher full truck quantities. Current rates of 9% are comparable to historic rates. The Company expects costs to decrease further when the L.A. Brewery upgrade is finalized.

Selling and marketing expenses

Selling and marketing expenses consist primarily of three categories; direct charges for staff compensation costs in sales labor, sales operations consisting of travel and entertainment, office rent and communications and sales support consisting primarily of brokers fees, advertising and consultants. Selling and marketing costs for 2016 were $3,701,000 or a decrease of 24% when compared to $4,867,000 in 2015.

The decrease of $1,166,000 is the result of decreases in sales labor costs of $461,000, sales operations of $188,000 and sales support of $517,000.

Our sales staff decreased to 16 full time equivalents (FTE’s) employees at December 31, 2016, from 17 FTE’s at December 31, 2015.

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General and Administrative Expenses

General and administrative expenses consist primarily of three categories; direct charges for staff compensation costs in office and general management, General and administrative operations consisting of office rent, facility depreciation, utilities, General and administrative support in information, SEC filings, shareholder meetings, legal and audit and finally; miscellaneous expenses such as amortization of intangibles and bad debt expense. General and administrative costs for 2016 were $4,208,000 or a decrease of 4% when compared to $4,368,000 in 2015.

The total decrease of $160,000 is due to a decrease in administrative wage related expenses of $257,000, a decrease of administrative operations of $154,000, an increase administrative support expenses of $251,000. Impairment loss of $224,000 driven by the China Cola brand impairment.

The general management and administrative staff decreased to 13 FTE’s at December 31, 2016, from 15 at December 31, 2015.

Loss from Operations

Loss from operations was $3,053,000 in the year ended December 31, 2016, as compared to loss from operations of $2,730,000 in 2015 or an increase of $323,000. The increase in the operating loss is due to the decline in sales that were not offset by similar reduction in cost of goods sold that resulted in a lower gross profit of $2,623,000. The lower gross profit was mirrored by a similar decrease in expenses of $2,300,000.

Interest Expense

Interest expense increased to $1,724,000 in the year ended December 31, 2016, compared to interest expense of $1,231,000 in the same period of 2015. During 2016 and 2015 the Company’s losses incurred liquidity shortages that required an infusion of capital. A total of $3,000,000 was obtained that also changed the terms of the existing line of credit and CAPEX loan. As the plant approached completion, further borrowing was obtained to complete the plant. As a direct consequence of the term change and the additional borrowing, the Company’s net interest charge increased.

MODIFIED EBITDA

In addition to our GAAP results, we present Adjusted EBITDA as a supplemental measure of our performance. However, Adjusted EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Adjusted EBITDA as net income (loss), plus interest expense, depreciation and amortization, stock-based compensation, and changes in fair value of warrant expense.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

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We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Adjusted EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) for the three ended March 31, 2017 and 2016:

MODIFIED EBITDA SCHEDULES

	March 31,
	2017	2016
	(unaudited)	(unaudited)
Net loss	$(1,993,000)	$(1,580,000)

Modified EBITDA adjustments:
Depreciation and amortization	194,000	261,000
Interest expense	416,000	378,000
Stock option and warrant compensation	140,000	169,000
Change in fair value of warrant liability	(9,000)	-
Total EBITDA adjustments	$741,000	$808,000

Modified EBITDA	$(1,252,000)	$(772,000)

The $1,252,000 modified EBITDA for the three months resulted from the decreases in the EBITDA adjustments totaling $67,000 for the quarter ended March 31, 2017 plus the $413,000 increase in the net loss. The $67,000 decrease in depreciation and amortization was due to the aging of old equipment and the delay of installing new equipment. The increase in interest expense was due to the increased loan balances and stock option compensation decrease was due to no new options granted offset partially from additions in prior quarters, but after the first quarter of 2016.

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Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) for the fiscal years ended December 31, 2016 and 2015:

	Year ended December 31,
	2016	2015
	(unaudited)	(unaudited)
Net loss	$(5,009,000)	$(3,961,000)

Modified EBITDA adjustments:
Depreciation and amortization	642,000	933,000
Interest expense	1,724,000	1,231,000
Reserve for replacement on fixed assets	260,000	-
Stock option and warrant compensation	658,000	877,000
Stock compensation for services	15,000	1,000
Impairment loss on brand names	224,000	-
Change in fair value of warrant liability	232,000	-
Total EBITDA adjustments	$3,755,000	$1,811,000

Modified EBITDA	$(1,254,000)	$(2,150,000)

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the quarter ended March 31, 2017, the Company recorded a net loss of $1,993,000 and was provided cash from operations of $527,000. As of March 31, 2017, we had a working capital deficiency of $3,551,000 and a stockholders’ deficit of $3,510,000. For the year ended December 31, 2016, the Company recorded a net loss of $5,009,000 and utilized cash in operations of $2,533,000. As of December 31, 2016, we had stockholder’s deficit of $1,657,000 and working capital deficit of $1,563,000.

The results for our first quarter of 2017 and fiscal year ended December 31, 2016 reflect consumer shifting away from sugar based beverages. In response to the general consumer trend, the Company’s research and development efforts have focused on all natural alternatives that have 12 calories per 12 ounce serving. We are in tests in the market place and expect to have these offerings available in the marketplace in the second half of this year.

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During 2015, we experienced a major disruption in our east coast production facilities. By October of 2015, the Company had qualified another two co-packers for a total of three co-packers enabling the Company to avoid supply chain interruptions in 2016. We believe that if this disruption had not occurred, the Company would have been able to fill purchase orders and avoid the additional costs related to delivery and raw materials in 2015. The Company continued to reclaim the lost shelf space in 2016.

As of March 31, 2017, the Company had a cash balance of $197,000 and had available borrowing on our existing line of credit of $191,000.

On April 21, 2017, the Company issued a convertible note resulting in net proceeds of $3,240,000 to one purchaser. The Note bears interest at a rate of 12% per annum, compounded monthly on a 365-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC (“PMC”). The Note matures on the two-year anniversary of the Closing date and may not be prepaid.

As a condition to obtaining the consent of PMC to the financing transaction and the purchaser’s subordinated security interest, Reed’s agreed to change the maturity dates of its loans with PMC from January 1, 2019, to October 21, 2018. Our Loan and Security Agreement with PMC provides a $6,000,000 revolving line of credit, $3,000,000 term loans, and a capital expansion loan up to $4,700,000. Notwithstanding the other borrowing terms, if Excess Borrowing Availability under the $6 million revolving line of credit remains more than $1,500,000 at all times during the preceding month (currently Reed’s Borrowing Availability is zero) the Interest Rate shall remain unchanged for the asset based lending that includes the revolving working capital loan, CAPEX capital improvement loan and Term Loan A. The six month Term Loan B rates are to remain the same at 14.85%.

At March 31, 2017 and December 31, 2016, the aggregate amount outstanding under the PMC revolving line of credit was $3,530,000 and $4,384,000, respectively. The interest rate on the revolving loan was the prime rate plus .35% but was modified on December 7, 2016, such that the rate charge will be calculated on a sliding scale based on the trailing 6 month Earnings Before Interest Taxes and Depreciation (“EBITDA”). If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of March 31, 2017, our effective rate under the revolving line was 9.5%. The monthly management fee is .45% of the average monthly loan balance. The revolving line of credit is based on 85% of accounts receivable and 60% of eligible inventory and is secured by substantially all of the Company’s assets.

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The PMC term loans are secured by all of the unencumbered assets of the Company. The annual interest rate on the first loan was prime plus 5.75% (currently 9.5%), and the rate on the second loan was prime plus 11.60% (currently 14.85%) but was modified on December 7, 2016 such that the new rate will be based on the trailing 6 month EBITDA. If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of March 31, 2017, and December 31, 2016, the amount outstanding was $3,000,000 and $3,000,000 respectively.

The CAPEX loans, after amendment, allow a total borrowing of $4,700,000. The loans are secured by all of the property and equipment purchased under the loan. The interest rate on the CAPEX loan is the prime rate plus 5.75% (9.5% at March 31, 2017). Interest only is payable on CAPEX loans through January 31, 2017, at which time principal and interest will be aggregated and repaid in equal monthly payments of principal and interest based on 48 month amortization. Currently and until the second tranche has been closed, the estimated amount that will become due in a the next twelve months is $953,000. At March 31, 2017 and December 31, 2016, the balance on the CAPEX loan balance was $4,062,000 and $3,950,000 respectively, and as of March 31, 2017 and December 31, 2016, the Company had future borrowing availability of $638,000 and $750,000, respectively. Reed’s agreed to pre-pay the CAPEX Loan by at least $300,000 from the proceeds of the sale of idle equipment, if such sale were to occur. In conjunction with this loan the Company placed equipment with a cost of $250,000 at a co-packing facility to enable the co-packer to manufacture our products. Should the Company be unable to secure access to the equipment in the event of failure of the co-packer, the amount will become due and payable by the Company immediately.

We believe that the Company currently has the necessary working capital to support existing operations for at least the next 12 months. We are in the process of a thorough evaluation of the business and are establishing both short and long term goals to return to higher levels of profitability. In short, we are simplifying the business without sacrificing our core brands or flavors. We have implemented a program to reduce the number of product packaging options by more than 100. We believe this stock keeping unit (SKU) rationalization will be a significant benefit to our co-packers, customers and our own production operations. Our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, we believe that the Company can reduce its operating costs and can be managed to maintain positive cash flow from operations. Historically, we have financed our operations primarily through private sales of common stock, preferred stock, convertible debt, a line of credit from a financial institution and cash generated from operations.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans. In addition, our losses may increase in the future as we expand our manufacturing capabilities and fund our marketing plans and product development. These losses, among other things, have had and may continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock would decline and there would be a material adverse effect on our financial condition.

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If we suffer losses from operations, our working capital may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures could be significantly limited.

Historically, we have financed our operations primarily through private sales of common stock, preferred stock, a line of credit from a financial institution and cash generated from operations. We anticipate that our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, we believe that the Company can reduce its operating costs and achieve positive cash flow from operations. However, we may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. GAAP requires us to make estimates and assumptions that affect the reported amounts in our financial statements including various allowances and reserves for accounts receivable and inventories, the estimated lives of long-lived assets and trademarks and trademark licenses, as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarize our most significant accounting and reporting policies and practices:

Revenue Recognition. Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, and collection of the receivable is reasonably assured. A product is not shipped without an order from the customer and credit acceptance procedures performed. The allowance for returns is regularly reviewed and adjusted by management based on historical trends of returned items. Amounts paid by customers for shipping and handling costs are included in sales. The Company reimburses its wholesalers and retailers for promotional discounts, samples and certain advertising and promotional activities used in the promotion of the Company’s products. The accounting treatment for the reimbursements for samples and discounts to wholesalers results in a reduction in the net revenue line item. Reimbursements to wholesalers and retailers for certain advertising activities are included in selling and marketing expenses.

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Long-Lived Assets. Our management regularly reviews property, equipment and other long-lived assets, including identifiable amortizing intangibles, for possible impairment. This review occurs quarterly or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment of property and equipment or amortizable intangible assets, then management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks. Quarterly, or earlier, if there is indication of impairment of identified intangible assets not subject to amortization, management compares the estimated fair value with the carrying amount of the asset. An impairment loss is recognized to write down the intangible asset to its fair value if it is less than the carrying amount. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. No impairments were identified during the three months ended March 31, 2017.

Management believes that the accounting estimate related to impairment of our long lived assets, including our trademark license and trademarks, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and we expect they will continue to do so.

RECENT ACCOUNTING PRONOUNCEMENTS

See Note 2 of the financial statements for the quarterly period ended March 31, 2017 for a discussion of recent accounting pronouncements, beginning on page F-6.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since the beginning of fiscal 2016, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to or better than terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship between Reed’s and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related person,” in which such related person has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, defined as a “related party transaction”, the related party must report the proposed related party transaction to our Chief Financial Officer. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Nominations and Governance Committee. The board of directors has determined that all of the members of the Nominations and Governance Committee are independent under the rules of the NYSE MKT Company Guide. If practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominations and Governance Committee will review, and, in its discretion, may ratify the related party transaction. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum. The related party transactions listed below were reviewed by the full board of directors.

After December 31, 2016 Christopher J. Reed, the Company’s former Chairman and Chief Executive Officer and Daniel Miles, the Company’s Chief Financial Officer, advanced working capital funds of $381,000 and $120,000 respectively to the Company for working capital uses. Christopher J. Reed will be repaid $240,000 in April 2017 and the remainder for both Christopher J. Reed and Daniel Miles will be repaid by the end of 2017.

Executive Compensation

The following table summarizes all compensation for fiscal years 2016 and 2015 received by our principal executive officer, current and former principal financial officers, current and former chief operating officers, and our current Senior Vice principal of Sales who were and currently are our “Named Executive Officers”.

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Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards ($)(1)	Non- Equity Incentive	Non- Qualified Deferred Compensation Earnings	All Other Compensation – 2	Total

Christopher J. Reed	2015	226,583	4,000						230,583
Chief Executive Officer	2016	227,000	40,000					4,320	271,320

Daniel V. Miles	2015	113,414	4,000	-	-	-	-	1,800	119,214
Principal Financial Officer	2016	175,000	40,000	-	-	-	-	4,320	219,320

Lawrence W. Tomsic	2015	84,706						22,500	107,206
(former Principal Financial Officer) (3)	2016								0

Mark Beaton	2015	109,252	40,000	-	-	-	-	1,800	151,052
Chief Operating Officer	2016	158,328			-			4,320	162,648

Neal Cohane	2015	210,000	25,000	-	-	-	-	21,067	256,067
SVP sales	2016	210,000	40,000					12,000	262,000

(1) The amounts represent the fair value for share-based payment awards issued during the year. The award is calculated on the date of grant in accordance with Financial Accounting Standards, excluding any impact of assumed forfeiture rates.

(2) Other compensation includes both cash payments and the estimated value of the use of company assets.

(3) Reed’s and Lawrence W. Tomsic agreed to a mutual separation on May 29, 2015 and includes severance of $22,500

Employment Agreements

There are no employment agreements with our executive officers. Mr. Reed is currently paid an annual salary of $227,000. Mr. Cohane is paid an annual salary of $210,000. Mr. Miles and Mr. Beaton are currently paid an annual salary of $175,000. Any bonuses are discretionary.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2016

Name and Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Christopher J. Reed, Chief Executive Officer	25,000		-1		$4.00	3/3/2018
	30,000	10,000	-2	-	$4.60	4/9/2019
	40,000	30,000	-4		$5.01	1/15/2020
Daniel Miles, Chief Financial Officer	66,667	33,333	-3	-	$5.01	5/8/2020
Neal Cohane, SVP Sales	30,000		-2	-	$4.00	3/3/2018
	30,000	10,000	-2	-	$4.60	4/9/2019
	40,000	30,000	-4	-	$5.01	1/15/2020
Mark Beaton, Chief Operating Officer	66,667	33,333	-3	-	$5.01	3/16/2020

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(1) Options vest 25% immediately and 25% per year.

(2) These options vest 33% per year.

(3) These options vest 50% per year.

(4) These options vest 25% per year.

Director Compensation

The following table summarizes the compensation paid to our directors for the fiscal year ended December 31, 2016

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Judy Holloway Reed (1)	$4,062					$4,062
Mark Harris (2)	-	$900				$900
Daniel S.J. Muffoletto (1)	$11,230					$11,230
Michael Fischman	$3,000					$3,000
Stefan Freeman	$1,667					$1,667
Lewis Jaffe	$2,117					$2,117
Charles Cargile	$1,667					$1,667
John Bello	$16,666					$16,666

(1)	Former directors, term ended November 29, 2016

(2)	Former director, resigned June 1, 2016

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed for trading on the NYSE MKT trading under the symbol “REED”. The following is a summary of the high and low bid prices of our common stock on the NYSE MKT Capital Markets for the periods presented:

	Sales Price
	High	Low
Year Ending December 31, 2015
First Quarter	$7.00	$5.32
Second Quarter	6.64	5.08
Third Quarter	6.39	4.44
Fourth Quarter	5.90	4.50
Year Ending December 31, 2016
First Quarter	$5.46	$4.62
Second Quarter	4.85	2.37
Third Quarter	3.74	2.51
Fourth Quarter	4.25	3.86
Year Ending December 31, 2017
First Quarter	$4.35	3.55

As of March 31, 2016, there were approximately 4,500 stockholders of record of the common stock (including only non-objecting beneficial owners of record) and 13,982,230 outstanding shares of common stock.

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Dividend Policy

We have never declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including the terms of our credit facility and our financial condition, operating results, current and anticipated cash needs and plans for expansion.

We are obligated to pay a non-cumulative 5% dividend from lawfully available assets to the holders of our Series A preferred stock in additional shares of common stock at our discretion. In 2016 and 2015, we paid dividends on our Series A preferred stock in an aggregate of 1,504 and 751 shares of common stock in each such year, respectively and anticipate that we will be obligated to issue at least this many shares annually to the holders of the Series A preferred stock so long as such shares are issued and outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

2007 Stock Option Plan and 2015 Incentive and Non-statutory stock option plan

On October 8, 2007, our board of directors adopted the 2007 Stock Option Plan for 1,500,000 shares and the plan was approved by our stockholders on November 19, 2007. All of the shares granted under our 2007 Stock Option Plan have been issued. Forfeited options issued under the 2007 plan can be reissued prior to expiration of the plan. On April 6, 2015, our board of directors adopted the 2015 Incentive and Non-statutory Stock Option Plan for 500,000 shares and the plan was approved by our stockholders on December 30, 2015. Forfeited options issued under the 2015 plan cannot be reissued.

The plans permit the grant of options to our employees, directors and consultants. The options may constitute either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-qualified stock options”. The primary difference between “incentive stock options” and “non-qualified stock options” is that once an option is exercised, the stock received under an “incentive stock option” has the potential of being taxed at the more favorable long-term capital gains rate, while stock received by exercising a “non-qualified stock option” is taxed according to the ordinary income tax rate schedule.

The plans are currently administered by the board of directors. The plan administrator has full and final authority to select the individuals to receive options and to grant such options as well as a wide degree of flexibility in determining the terms and conditions of options, including vesting provisions.

The exercise price of an option granted under the plan cannot be less than 100% of the fair market value per share of common stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least 110% of the fair market value per share of common stock on the date of the grant. Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan. Incentive stock options granted to a person owning more than 10% of the combined voting power of the common stock cannot be exercisable for more than five years.

When an option is exercised, the purchase price of the underlying stock will be paid in cash, except that the plan administrator may permit the exercise price to be paid in any combination of cash, shares of stock having a fair market value equal to the exercise price, or as otherwise determined by the plan administrator.

If an optionee ceases to be an employee, director, or consultant with us, other than by reason of death, disability or retirement, all vested options must be exercised within three months following such event. However, if an optionee’s employment or consulting relationship with us terminates for cause, or if a director of ours is removed for cause, all unexercised options will terminate immediately. If an optionee ceases to be an employee or director of, or a consultant to us, by reason of death, disability, or retirement, all vested options may be exercised within one year following such event or such shorter period as is otherwise provided in the related agreement.

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For the 2007 plan, when a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards. For the 2015 plan, when a stock award expires or is terminated before it is exercised, the shares are canceled and cannot be reissued.

No option can be granted under the plan after ten years following the earlier of the date the plan was adopted by the board of directors or the date the plan was approved by our stockholders.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2016, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))

Equity compensation plans approved by security holders	1,048,500	$4.68	87,500
Equity compensation plans not approved by security holders	803,909	$4.50	-
TOTAL	1,852,409	$4.60	87,500

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Financial Statements

REED’S INC. CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash	$197,000	$451,000
Trade accounts receivable, net of allowance for doubtful accounts and returns and discounts of $282,000 and $256,000, respectively	2,414,000	2,485,000
Inventory, net of reserve for obsolescence of $165,000 and $115,000, respectively	5,516,000	6,885,000
Prepaid and other current assets	377,000	500,000
Total Current Assets	8,504,000	10,321,000
Property and equipment, net of accumulated depreciation of $4,984,000 and $4,719,000, respectively	7,934,000	7,726,000
Brand names	805,000	805,000
Total assets	$17,243,000	$18,852,000

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities:
Accounts payable	$6,617,000	$5,959,000
Accrued expenses	191,000	215,000
Advances from officers	380,000	-
Line of credit	3,530,000	4,384,000
Current portion of long term financing obligations	197,000	190,000
Current portion of capital leases payable	187,000	183,000
Current portion of bank notes	953,000	953,000
Total current liabilities	12,055,000	11,884,000

Other long term liabilities
Other liabilities	129,000	130,000
Long term financing obligation, less current portion, net of discount of $797,000 and $825,000, respectively	1,337,000	1,363,000
Capital leases payable, less current portion	389,000	438,000
Bank notes, net of discount $32,000 and $78,000, respectively	6,077,000	5,919,000
Warrant liability	766,000	775,000
Total Liabilities	20,753,000	20,509,000

Stockholders' Deficiency
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 19,500,000 shares authorized, 13,982,230 outstanding	1,000	1,000
Additional paid in capital	30,111,000	29,971,000
Accumulated deficit	(33,716,000)	(31,723,000)
Total stockholders' deficiency	(3,510,000)	(1,657,000)
Total liabilities and stockholders' deficiency	$17,243,000	$18,852,000

The accompanying notes are an integral part of these condensed financial statements

F-1

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

	2017	2016
Net sales	$8,295,000	$10,004,000
Cost of goods sold	7,239,000	8,111,000
Gross profit	1,056,000	1,893,000

Operating expenses:
Delivery and handling expenses	743,000	849,000
Selling and marketing expense	788,000	1,041,000
General and administrative expense	1,111,000	1,205,000
Total operating expenses	2,642,000	3,095,000

Loss from operations	(1,586,000)	(1,202,000)
Interest expense	(416,000)	(378,000)
Change in fair value of warrant liability	9,000
Net loss attributable to common stockholders	$(1,993,000)	$(1,580,000)

Loss per share – basic and diluted	$(0.14)	$(0.12)
Weighted average number of shares outstanding – basic and diluted	13,982,230	13,184,000

The accompanying notes are an integral part of these condensed financial statements

F-2

REED’S, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

For the Three Months Ended March 31, 2017

(Unaudited)

	Common Stock		Preferred Stock		Additional Paid In	Accumulated	Total Shareholder
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance, December 31, 2016	13,982,230	$1,000	9,411	$94,000	$29,971,000	$(31,723,000)	$(1,657,000)

Fair value of vesting of options to employees and directors					140,000		140,000
Net Loss						(1,993,000)	(1,993,000)
Balance, March 31, 2017	13,982,230	$1,000	9,411	$94,000	$30,111,000	$(33,716,000)	$(3,510,000)

The accompanying notes are an integral part of these condensed financial statements

F-3

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

	3/31/2017	3/31/2016
Cash flows from operating activities:
Net loss	$(1,993,000)	$(1,580,000)
Adjustments to reconcile net loss to net cash provided (used) in operating activities:
Depreciation and amortization	194,000	261,000
Fair value of vested stock options issued to employees and directors	140,000	169,000
Increase (decrease) in allowance for doubtful accounts	26,000	(93,000)
Increase in reserve for inventory	50,000
Change in fair value of warrant liability	(9,000)
Changes in operating assets and liabilities:
Accounts receivable	45,000	313,000
Inventory	1,319,000	(415,000)
Prepaid expenses and other assets	124,000	312,000
Accounts payable	656,000	263,000
Accrued expenses	6,000	15,000
Payment of other long term obligations	(31,000)	0
Net cash provided (used) by operating activities	527,000	(755,000)
Cash flows from investing activities:
Purchase of property and equipment	(41,000)	(186,000)
Net cash used in investing activities	(41,000)	(186,000)
Cash flows from financing activities:
Advances from officers	380,000	0
Proceeds from stock option and warrant exercises	-	45,000
Principal payments on capital expansion loan	(177,000)
Principal repayments on long term financial obligation	(44,000)	(37,000)
Principal repayments on capital lease obligation	(45,000)	(42,000)
Net repayments on existing line of credit	(854,000)	(193,000)
Net cash used in financing activities	(740,000)	(227,000)
Net decrease in cash	(254,000)	(1,168,000)
Cash at beginning of period	451,000	1,816,000
Cash at end of period	$197,000	$648,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$400,000	$364,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$288,000	$354,000
Property and equipment acquired through capital lease obligations	-	86,000

The accompanying notes are an integral part of these condensed financial statements

F-4

REED’S, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Three Months Ended March 31, 2017 and 2016 (Unaudited)

1. Basis of Presentation and Liquidity

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of Reed’s, Inc. (the “Company”), contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at March 31, 2017 and the results of operations and cash flows for the three months ended March 31, 2017 and 2016. The balance sheet as of December 31, 2016 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these condensed financial statements are adequate to make the information presented herein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 24, 2017.

The results of operations for the three months ended March 31, 2017 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2017.

Liquidity

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2017 the Company recorded a net loss of $1,993,000 and provided cash from operations of $527,000. As of March 31, 2017, we had a stockholder’s deficit of $3,510,000 and working capital deficit of $3,551,000 compared to stockholder’s deficit of $1,657,000 and working capital deficit of $1,565,000 at December 31, 2016.

As of March 31, 2017, the Company had a cash balance of $197,000 and had available borrowing on our existing line of credit of $191,000. On April 21, 2017, the Company issued a convertible note resulting in net proceeds of $3,240,000. Furthermore, during the year ended December 31, 2016, we were able to extend the maturity date of our operating line of credit and our other bank loans through October 2018.

We believe that the Company currently has the necessary working capital to support existing operations until the PMC loans mature on October 1, 2018. Consistent with past refinancing practices regarding the Line of Credit, the Company believes that we will be successful in renewing the debt for another time frame similar to the past. There are no assurances that this refinancing will be completed. We anticipate that our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, or we do not accomplish cost reductions in cost of goods sold as planned, we believe that the Company can reduce its operating costs and can be managed to maintain positive cash flow from operations. Historically, we have financed our operations primarily through private sales of common stock, preferred stock, convertible debt, a line of credit from a financial institution and cash generated from operations.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we will continue to have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans. In addition, our losses may increase in the future as we expand our manufacturing capabilities and fund our marketing plans and product development. These losses, among other things, have had and may continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock would decline and there would be a material adverse effect on our financial condition.

F-5

If we suffer losses from operations, our working capital may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures could be significantly limited.

2. Significant Accounting Policies

Income (Loss) per Common Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stock holders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share is computed by dividing the net income applicable to common stock holders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is antidilutive.

The Company had potentially dilutive securities that consisted of:

	March 31,
	2017	2016
Warrants	803,909	325,000
Series A Preferred Stock	37,644	37,644
Options	1,026,834	965,000
Total	1,868,387	1,327,644

F-6

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, depreciable lives of property and equipment, analysis of impairments of recorded intangibles, accruals for potential liabilities and assumptions made in valuing stock instruments issued for services.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, and ASU 2016-20 all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the first quarter of fiscal 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-7

Concentrations

During the three months ended March 31, 2017, the Company had one customer that accounted for 21% of gross sales. During the months ended March 31, 2016, the company had two customers that accounted for 25% and 10% of sales respectively. As of March 31, 2017, the Company had accounts receivable due from one customer who comprised 23% of its total accounts receivable and as of December 31, 2016 the Company had accounts receivable due from two customers who comprised 23% and 11% of its total accounts receivable. No other customer exceeded 10% of either sales or accounts receivable for the months ended March 31, 2017.

During the three months ended March 31, 2017, the Company had one vendor which accounted for approximately 18% of all purchases, and in the three months ended March 31, 2016 one vendor who accounted for approximately 17% of all purchases. No other vendor accounted for more than 10% of all purchases in either period. As of March 31, 2017, the Company had two vendors which accounted for approximately 10% each of the total accounts payable and as of December 31, 2016, the Company had two vendors which accounted for approximately 20% and 10% of total accounts payable.

Fair Value of Financial Instruments

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by the FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, short-term bank loans, accounts payable, notes payable and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of capital lease obligations and long-term financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

As of March 31, 2017 and December 31, 2016, the Company’s balance sheets included the fair value of derivative liabilities of $766,000 and $775,000 respectively, which were based on Level 2 measurements.

3. Inventory

Inventory is valued at the lower of cost (first-in, first-out or market) and, net of reserves, is comprised of the following as of:

	March 31, 2017	December 31, 2016
Raw Materials and Packaging	$3,660,000	$3,874,000
Finished Goods	1,856,000	3,011,000
	$5,516,000	$6,885,000

4. Property and Equipment

Property and equipment are comprised of the following as of:

	March 31, 2017	December 31, 2016
Land	$1,107,000	$1,107,000
Building	1,875,000	1,875,000
Vehicles	651,000	666,000
Machinery and equipment	3,686,000	3,686,000
Equipment under capital leases	226,000	226,000
Office equipment	480,000	475,000
Construction In Progress	4,893,000	4,554,000
	12,918,000	12,589,000
Accumulated depreciation	(4,984,000)	(4,863,000)
	$7,934,000	$7,726,000

Depreciation expense for the three months ended March 31, 2017 and 2016 was $121,000 and $200,000, respectively.

F-8

5. Intangible Assets and Impairment Policy

Intangible assets are comprised of indefinite-lived brand names acquired and have been assigned an indefinite life as we currently anticipate that these brand names will contribute cash flows to the Company perpetually. These indefinite-lived intangible assets are not amortized, but are assessed for impairment annually and evaluated annually to determine whether the indefinite useful life is appropriate. As part of our impairment test, we first assess qualitative factors to determine whether it is more likely than not that the indefinite-lived intangible asset is impaired. If further testing is necessary, we compare the estimated fair value of our indefinite-lived intangible asset with its book value. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, as determined by its discounted cash flows, an impairment loss is recognized in an amount equal to that excess. Based on management’s measurement, there were no indications of impairment at March 31, 2017.

	March 31, 2017	December 31, 2016
Virgil’s	$576,000	$576,000
Sonoma Sparkler	229,000	229,000
Brand names	$805,000	$805,000

6. Advances from Officers

During the period ended March 31,2017, Chris Reed (the former CEO) and Daniel Miles (CFO) advanced working capital funds of $260,000 and $120,000 respectively to the Company for working capital uses. As of March 31, 2017, the aggregate amount advanced totaled $380,000. Chris Reed was repaid $141,000 in April 2017 and the remainder for both Chris Reed and Daniel Miles will be repaid by the end of this year.

7. Notes Payable

The Company has a Loan and Security Agreement with PMC Financial Services Group, LLC (PMC) that provides a $6,000,000 revolving line of credit, a $3,000,000 term loan, and a Capital Expansion loan up to $4,700,000. The loans are secured by substantially all the assets of the Company and become due on October 1, 2018. The notes are as follows:

Revolving Line of Credit

The agreement provides a $6,000,000 revolving line of credit. At March 31, 2017 and December 31, 2016, the aggregate amount outstanding under the line of credit was $3,530,000 and $4,384,000, respectively.

The interest rate on the Revolving Loan was the prime rate plus .35% but was modified on December 7, 2016, such that the rate charge will be calculated on a sliding scale based on the trailing 6 month Earnings Before Interest Taxes and Depreciation (“EBITDA”). If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of March 31, 2017, our effective rate under the revolving line was 9.5%. The monthly management fee is .45% of the average monthly loan balance.

The revolving line of credit is based on 85% of accounts receivable and 60% of eligible inventory and is secured by substantially all of the Company’s assets. As of March 31, 2017, the Company had $192,000 borrowing availability under the line of credit agreement.

The line of credit matures on October 21, 2018 and is subject to a 1% prepayment penalty for prepayment prior to the first anniversary of the effective date.

F-9

Bank Notes

Bank notes consist of the following as of March 31, 2017 and December 31, 2016:

		March 31, 2017	December 31, 2016

(A)	Term Loans	$3,000,000	$3,000,000
(B)	Capex loan	4,062,000	3,950,000
(C)	Valuation discount	(32,000)	(78,000)
	Net	7,030,000	6,872,000
	Current portion	(953,000)	(953,000)
	Long term portion	$6,077,000	$5,919,000

(A)	Term Loans

In connection with the Loan and Security Agreement with PMC, the Company entered into two Term Loans of $1,500,000 each, for an aggregate borrowing of $3,000,000. The term loans are secured by all of the unencumbered assets of the Company and are due on October 1, 2018. The annual interest rate on the first loan was prime plus 5.75% (currently 9.5%), and the rate on the second loan was prime plus 11.60% (currently 14.85%) but was modified on December 7, 2016 such that the new rate will be based on the trailing 6 month EBITDA. If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of March 31, 2017, and December 31, 2016, the amount outstanding was $3,000,000 and $3,000,000 respectively.

(B)	Capital Expansion (“CAPEX”) Loan

In connection with the Loan and Security Agreement with PMC, the Company entered into a Capital expansion loan which, after amendment allows a total borrowing of $4,700,000. The loans are secured by all of the property and equipment purchased under the loan. The interest rate on the CAPEX loan is the prime rate plus 5.75% (9.5% at March 31, 2017). Interest only is payable on CAPEX Loans through January 31, 2017, at which time principal and interest will be aggregated and repaid in equal monthly payments of principal and interest based on 48 month amortization. Currently and until the second tranche has been closed, the estimated amount that will become due in a the next twelve months is $953,000. At March 31, 2017 and December 31, 2016, the balance on the CAPEX loan balance was $4,062,000 and $3,950,000 respectively, and as of March 31, 2017 and December 31, 2016, the Company had future borrowing availability of $638,000 and $750,000, respectively.

In addition, Reed’s agreed to pre-pay the CAPEX Loan by at least $300,000 from the proceeds of the sale of idle equipment, if such sale were to occur.

In conjunction with this loan the Company placed equipment with a cost of $250,000 at a co-packing facility to enable the co-packer to manufacture our products. Should the Company be unable to secure access to the equipment in the event of failure of the co-packer, the amount will become due and payable by the Company immediately.

F-10

(C)	Issuance of Warrants upon Amendments

On November 9, 2015, as part of restructuring of the Term Loans with PMC, the Company granted PMC 125,000 warrants at an exercise price of $4.50 per share for five years and six months. The 125,000 warrants were valued at $141,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 125,000 warrants; term of 5.5 years, volatility of 56.04%, expected dividends 0% and discount rate of 0.68%. The value of the warrants of $141,000 was recorded as a valuation discount and is being amortized over the remaining 16 months of the term loans.

On May 13, 2016, as part of a further restructuring of the loans with PMC, the Company granted PMC 50,000 warrants at an exercise price of $4.50 per share with a term of five years and six months. The 50,000 warrants were valued at $38,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 50,000 warrants; term of 5.5 years, volatility of 54.17%, expected dividends of 0% and discount rate of 1.49%. The value of the warrants of $38,000 was recorded as a valuation discount and is being amortized over the remaining term of the loans.

On December 7, 2016, the Company agreed to reprice the exercise price of 50,000 common stock purchase warrants granted under Amendment Twelve from $4.50 to $4.10 and to reprice the exercise price of 125,000 common stock purchase warrants granted under Amendment Ten from $5.01 to $4.10. The following assumptions were made in repricing the warrants; term of 3.5 years, volatility of 49.52%, expected dividends 0% and discount rate of 0.74%. The incremental value of the warrants before and after the modification of $38,000 will be amortized over the remaining 24 months of the term loans. Reed’s also agreed to pay a one-time fee of $35,000.

During the quarter ended March 31, 2017 and the year ended December 31, 2016 the amortization of the discount was $46,000 and $130,000 respectively, and the unamortized discount was $32,000 and $78,000 as of March 31, 2017 and December 31, 2016 respectively.

(D)	Interest Rates

Notwithstanding the other borrowing terms above, if Excess Borrowing Availability under the $6 million Revolving line of credit remains more than $1,500,000 at all times during the preceding month (currently Reed’s Borrowing Availability is zero) the additional interest rate for all loans will be eliminated. The following chart summarizes the loans as of March 31, 2017,

Description	Base Interest Rate	Increase in Prime	Original rate	Additional Interest	Current rate
Term A	9.00%	0.50%	9.50%	3.00%	12.50%
Term B	11.60%	0.50%	12.10%	3.00%	15.10%
Line of Credit (Prime Plus)	0.35%	3.75%	4.10%	3.00%	7.10%
Capital Loans	9.00%	0.50%	9.50%	3.00%	12.50%

8. Obligations under Capital Leases

The Company leases equipment for its brewery operations with an aggregate value of $944,000 under six non-cancelable capital leases. Monthly payments range from $341 to $10,441 per month, including interest, at interest rates ranging from 6.51% to 17.31% per annum. At March 31, 2017, monthly payments under these leases aggregated $19,000. The leases expire at various dates through 2020.

Future minimum lease payments under capital leases are as follows:

Years Ending March 31,
2017	$230,000
2018	228,000
2019	155,000
2020	48,000
2021	1,000
Total payments	$662,000
Less: Amount representing interest	(86,000)
Present value of net minimum lease payments	$576,000
Less: Current portion	(187,000)
Non-current portion	$389,000

F-11

9. Long-term Financing Obligation

Long term financing obligation is comprised of the following as of:

	March 31, 2017	December 31, 2016
Financing obligation	$2,331,000	$2,378,000
Valuation discount	(797,000)	(825,000)
Net long term financing obligation	$1,534,000	$1,553,000
Less current portion	(197,000)	(190,000)
Long term financing obligation	$1,337,000	$1,363,000

On June 15, 2009, the Company closed escrow on the sale of its two buildings and its brewery equipment and concurrently entered into a long-term lease agreement for the same property and equipment. In connection with the lease the Company has the option to repurchase the buildings and brewery equipment from 12 months after the commencement date to the end of the lease term at the greater of the fair market value or an agreed upon amount. Since the lease contains a buyback provision and other related terms, the Company determined it had continuing involvement that did not warrant the recognition of a sale; therefore, the transaction has been accounted for as a long-term financing. The proceeds from the sale, net of transaction costs, have been recorded as a financing obligation in the amount of $3,056,000. Monthly payments under the financing agreement are recorded as interest expense and a reduction in the financing obligation at an implicit rate of 9.9%. The financing obligation was personally guaranteed up to a limit of $150,000 by the principal shareholder and Chief Executive Officer, Christopher J. Reed.

In connection with the financing obligation, the Company issued an aggregate of 400,000 warrants to purchase its common stock at $1.20 per share for five years. The 400,000 warrants were valued at $752,000 and reflected as a debt discount, using the Black Scholes Merton option pricing model. The following assumptions were utilized in valuing the 400,000 warrants: strike price of $2.10 to $2.25; term of 5 years; volatility of 91.36% to 110.9%; expected dividends 0%; and discount rate of 2.15% to 2.20%. The 400,000 warrants were recorded as valuation discount and are being amortized over 15 years, the term of the purchase option.

Effective October 1, 2014, the Company executed Amendment #1 to the Long-term Financing Obligation. In exchange for a release from the $150,000 personal guarantee by the principal shareholder and Chief Executive Office, and a release of the brewery equipment which was collateral for the lease agreement, the Company issued 200,000 warrants to purchase its common stock for $5.60 per share with a term of five years. The 200,000 warrants were valued at $584,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 200,000 warrants; term of 5 years, volatility of 59.53%, expected dividends 0% and discount rate of 1.25%. The warrants value of $584,000 is being amortized over the remaining term of the purchase option. Amortization of valuation discount was $27,000 and $28,000 during the three months ended March 31, 2017 and 2016.

F-12

9. Warrant Liability

The Company issued warrants to investors and a placement agent as part of our June 2, 2016 financing transaction. In accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), the fair value of these warrants are classified as a liability on the Company’s balance sheet as according to the warrant terms, a fundamental transaction could give rise to an obligation of the Company to pay cash to such warrant holders. Corresponding changes to the fair value of the warrants are recognized in earnings on the Company’s statements of operations in each subsequent period.

	March 31, 2017	December 31, 2016
Stock Price	$4.15	$4.10
Risk free interest rate	1.48%	1.58%
Expected Volatility	54.71%	55.81%
Expected life in years	4.17	4.42
Expected dividend yield	0%	0%

Fair Value – Warrants	$766,000	$775,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the warrant was determined by the remaining contractual life of the warrant instrument. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

10. Stock Based Activity

Stock Options

Stock options granted under our equity incentive plans generally vest over 3 years from the date of grant, at 33% per year or over 4 years at 25% per year and expire 5 years from the date of grant. The following table summarizes stock option activity for the three months ended March 31, 2017:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2016	1,048,500	4.68	3.8	$61,000
Granted
Exercised
Forfeited or expired	(21,666)	4.79	4.65
Outstanding at March 31, 2017	1,026,834	4.68	3.50	$72,000
Exercisable at March 31, 2017	601,368	4.65	3.04	$47,000

During the three months ended March 31, 2017, the Company did not grant any stock options to any employee or other party.

The aggregate intrinsic value was calculated as the difference between the closing market price, which was $4.15, and the exercise price of the Company’s stock options as of March 31, 2017. Stock-based compensation recognized on the Company’s statement of operations for the three months ended March 31, 2017 and 2016 was $140,000 and $169,000, respectively.

Stock Warrants

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2016	803,909	$4.50	4.00	$26,000
Granted
Exercised
Forfeited or expired
Outstanding at March 31, 2017	803,909	$4.50	3.75	$41,058
Exercisable at March 31, 2017	803,909	$4.54	3.95	$41,058

The intrinsic value was calculated as the difference between the closing market price, which was $4.15 and the exercise price of the Company’s warrants common stock, as of March 31, 2017.

F-13

11. Subsequent Events

In April 2017, Robert Reed, brother of Chris Reed, Chief Innovation Officer advanced working capital funds of $100,000 to the Company for working capital uses. This amount has been repaid from operational funds.

On April 21, 2017 (“Closing Date”), pursuant to a Securities Purchase the Company sold and issued a convertible subordinated note in the principal amount of $3,400,000 (“Note”) and warrants to purchase 1,416,667 shares of common stock (“Warrant Shares”) to Raptor/ Harbor Reeds SPV, LLC. The Note bears interest at a rate of 12% per annum, compounded monthly on a 365-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC. The Note matures on the two-year anniversary of the Closing date and may not be prepaid. After 180 days, the Note may be converted, at any time and from time to time, into 1,133,333 shares of common stock of the Company (“Conversion Shares”). The Warrants will expire on the fifth (5th) anniversary of the Closing Date and have an exercise price equal to $4.00. Warrants will not be exercisable until 180 days after the Closing date. The Note and Warrant contain customary anti-dilution provisions and the Conversion Shares and Warrant Shares are subject to a registration rights agreement. The fair value of the warrants and conversion feature was determined to be $3,400,000 and will be recorded as a valuation discount and amortized as interest expense over the term of the note. In addition, the investor was granted a right to participate in future financing transactions of the Company for a term of two years.

To facilitate the close of the agreement between Reed’s Inc. and Raptor/ Harbor Reeds SPV LLC, Reed’s Inc. granted an acceleration of the maturity of existing indebtedness with PMC from January 1, 2019 to October 21, 2018.

On April 19, 2017, three accredited investors that are party to that certain Securities Purchase Agreement dated May 26, 2016 and hold participation rights in the Company’s financing transactions agreed to waive their participation rights with regard to the April 21, 2017 financing. In consideration, these investors’ participation rights, expiring in May 2017, were extended for a period of two years. In addition, the Company increased the terms of their outstanding warrants by one year and reduced the exercise price from $4.25 to $3.00 and also issued five-year warrants to purchase an aggregate of 210,111 shares of common stock at the exercise price of $3.00 to these investors. The newly issued warrants contain customary anti-dilution provisions.

F-14

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Reed’s, Inc.

We have audited the accompanying balance sheets of Reed’s, Inc. as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Reed’s, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weinberg & Company, P.A.

Los Angeles, California
April 24, 2017

F-15

REED’S INC.

BALANCE SHEETS

	December 31, 2016	December 31 2015
ASSETS
Current assets:
Cash	$451,000	$1,816,000
Trade accounts receivable, net of allowance for doubtful accounts and returns and discounts of $256,000 and $356,000, respectively	2,485,000	2,894,000
Inventory, net of reserve for obsolescence of $115,000 and $290,000, respectively	6,885,000	7,974,000
Prepaid and other current assets	500,000	769,000
Total Current Assets	10,321,000	13,453,000

Property and equipment, net of accumulated depreciation of $4,719,000 and $4,216,000, respectively	7,726,000	5,369,000
Brand names	805,000	1,029,000
Total assets	$18,852,000	$19,851,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$5,959,000	$7,458,000
Accrued expenses	215,000	168,000
Line of credit	4,384,000	4,443,000
Current portion of long term financing obligations	190,000	160,000
Current portion of capital leases payable	183,000	153,000
Current portion of bank notes	953,000	341,000
Total current liabilities	11,884,000	12,723,000

Other Long Term Liabilities	130,000	-
Long term financing obligation, less current portion, net of discount of $825,000 and $935,000, respectively	1,363,000	1,443,000
Capital leases payable, less current portion	438,000	490,000
Bank notes, net of discount $78,000 and $132,000, respectively	5,919,000	4,410,000
Warrant liability	775,000	-
Total Liabilities	20,509,000	19,066,000

Stockholders’ equity (deficit):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 19,500,000 shares authorized, 13,982,230 and 13,160,860 shares issued and outstanding, respectively	1,000	1,000
Additional paid in capital	29,971,000	27,399,000
Accumulated deficit	(31,723,000)	(26,709,000)
Total stockholders’ equity (deficit)	(1,657,000)	785,000
Total liabilities and stockholders’ equity (deficit)	$18,852,000	$19,851,000

The accompanying notes are an integral part of these financial statements

F-16

REED’S, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

	2016	2015
Net Sales	$42,472,000	$45,948,000
Cost of goods sold	33,490,000	34,343,000
Gross profit	8,982,000	11,605,000

Operating expenses:
Delivery and handling expenses	3,902,000	5,100,000
Selling and marketing expense	3,701,000	4,867,000
General and administrative expense	4,208,000	4,368,000
Impairment of assets	224,000	-
Total operating expenses	12,035,000	14,335,000

Loss from operations	(3,053,000)	(2,730,000)
Interest expense	(1,724,000)	(1,231,000)
Change in fair value of warrant liability	(232,000)	-
Net loss	(5,009,000)	(3,961,000)

Preferred Stock Dividends	(5,000)	(5,000)
Net loss attributable to common stockholders	$(5,014,000)	$(3,966,000)

Loss per share – basic and diluted	$(0.37)	$(0.30)
Weighted average number of shares outstanding – basic and diluted	13,619,930	13,147,815

The accompanying notes are an integral part of these financial statements

F-17

REED’S, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2016 and 2015

	Common Stock		Preferred Stock		Additional		Total Shareholder
	Shares	Amount	Shares	Amount	Paid In Capital	Accumulated Deficit	Equity (Deficit)

Balance, January 1, 2014	13,068,058	$1,000	9,411	$94,000	$26,300,000	$(22,743,000)	$3,652,000

Fair Value of common stock issued for services	247				1,000		1,000
Common shares issued upon exercise of warrants	57,112						-
Common shares issued upon exercise of options	34,692				75,000		75,000
Fair value of warrants granted as valuation discount					141,000		141,000
Fair value vesting of options issued to employees					877,000		877,000
Series A preferred stock dividend	751				5,000	(5,000)	-

Net Loss						(3,961,000)	(3,961,000)
Balance, December 31, 2015	13,160,860	1,000	9,411	94,000	27,399,000	(26,709,000)	785,000

Fair value of common stock issued for services	4,228				15,000		15,000
Common shares issued upon exercise of warrants	16,260				45,000		45,000
Common shares issued upon exercise of options	76,966				71,000		71,000
Fair value of vested options					658,000		658,000
Common shares issued upon sale of securities	722,412				1,687,000		1,687,000
Fair value vesting of warrants issued as debt discount					91,000		91,000
Series A preferred stock dividend	1,504				5,000	(5,000)	-
Net Loss						(5,009,000)	(5,009,000)
Balance, December 31, 2016	13,982,230	$1,000	9,411	$94,000	$29,971,000	$(31,723,000)	$(1,657,000)

The accompanying notes are an integral part of these financial statements

F-18

REED’S, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net loss	$(5,009,000)	$(3,961,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	642,000	933,000
Fair value of vested stock options issued to employees	658,000	877,000
Fair value of common stock issued for services	15,000	1,000
(Decrease) increase in allowance for doubtful accounts	(100,000)	103,000
(Decrease) increase in reserve for impairment of assets	484,000	-
Change in fair value of warrant liability	232,000	-
Changes in operating assets and liabilities:
Accounts receivable	509,000	(497,000)
Inventory	1,089,000	(381,000)
Prepaid expenses and other assets	269,000	(25,000)
Accounts payable	(1,499,000)	1,564,000
Accrued expenses	17,000	38,000
Increase in other long term obligations	160,000	-
Net cash used in operating activities	(2,533,000)	(1,348,000)
Cash flows from investing activities:
Purchase of property and equipment	(410,000)	(532,000)
Net cash used in investing activities	(410,000)	(532,000)
Cash flows from financing activities:
Proceeds from stock option and warrant exercises	116,000	75,000
Principal payments on capital expansion loan	(375,000)	-
Proceeds from sale of common stock	2,230,000	-
Proceeds from borrowing on Term Loan B	-	1,500,000
Principal repayments on long term financial obligation	(160,000)	(134,000)
Principal repayments on capital lease obligation	(174,000)	(138,000)
Net borrowings (repayments) on existing line of credit	(59,000)	1,434,000
Net cash provided by financing activities	1,578,000	2,737,000
Net increase (decrease) in cash	(1,365,000)	857,000
Cash at beginning of period	1,816,000	959,000
Cash at end of period	$451,000	$1,816,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,746,000	$1,187,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$2,442,000	$915,000
Property and equipment acquired through capital lease obligations	152,000	179,000
Other current assets acquired through capital expansion loan	-	297,000
Fair value of warrants granted as debt discount	91,000	141,000
Dividends payable in common stock	5,000	5,000
Warrant liability from private financing	543,000	-

The accompanying notes are an integral part of these financial statements

F-19

REED’S, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(1)	Operations and Liquidity

A)	Nature of Operations

Reed’s, Inc. (the “Company”) was organized under the laws of the state of Florida in January 1991. In 2001, the Company changed its name from Original Beverage Corporation to Reed’s, Inc. and changed its state of incorporation from Florida to Delaware. The Company is engaged primarily in the business of developing, manufacturing and marketing natural non-alcoholic beverages, as well as candies and ice creams. We currently manufacture, market and sell seven unique product lines:

●	Reed’s Ginger Brews,

●	Virgil’s Root Beer, Cream Sodas, Dr. Better and Real Cola, including ZERO diet sodas,

●	Culture Club Kombucha,

●	China Colas,

●	Reed’s Ginger candy and ice creams,

●	Sonoma Sparkler and other juice based products.

The Company sells its products primarily in natural food stores, supermarket chains, and upscale gourmet stores in the United States and Canada.

B)	Cash and Liquidity

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2016 the Company recorded a net loss of $ 5,009,000 and utilized cash in operations of $2,533,000. As of December 31, 2016, we had a working capital deficiency of $1,563,000 and a stockholders’ deficit of $1,657,000.

As of March 31, 2017, the Company had a cash balance of $197,000 and had available borrowing on our existing line of credit of $191,000. On April 21, 2017, the Company issued a convertible note resulting in net proceeds of $3,240,000. Furthermore, during the year ended December 31, 2016, we were able to extend the maturity date of our operating line of credit and our other bank loans through October 21, 2018. We estimate the Company currently has sufficient cash and liquidity to meet its anticipated working capital for the next twelve months.

Historically, we have financed our operations primarily through private sales of common stock, preferred stock, a line of credit from a financial institution and cash generated from operations. We anticipate that our primary capital source will be positive cash flow from operations. If our sales goals do not materialize as planned, we believe that the Company can reduce its operating costs and achieve positive cash flow from operations. However, we may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion, marketing, and product development plans. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all.

F-20

(2)	Significant Accounting Policies

A)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Those estimates and assumptions include estimates for reserves of uncollectible accounts, inventory obsolescence, depreciable lives of property and equipment, analysis of impairments of recorded long term assets and intangibles, accruals for potential liabilities and assumptions made in valuing stock instruments issued for services.

B)	Accounts Receivable

The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns and discounts is established through a provision reducing the carrying value of receivables. At December 31, 2016 and 2015, the allowance for doubtful accounts and returns and discounts was approximately $256,000 and $356,000, respectively.

C)	Inventories

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the product(s) concerned and production requirements. Demand for our products can fluctuate significantly. Factors that could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers. Additionally, our management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory.

D)	Property and Equipment and Related Depreciation

Property and equipment is stated at cost. Expenditures for major renewals and improvements that extend the useful lives of property and equipment or increase production capacity are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets as follows:

Property and Equipment Type	Years of Depreciation
Building	39 years
Machinery and equipment	5-12 years
Vehicles	5 years
Office equipment	5-7 years

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2016 the Company recognized a charge of $260,000 for impairments for its property and equipment in anticipation of early retirement of equipment with the Los Angeles plant. There were no charges for equipment impairment prior to that in the prior years.

F-21

E)	Intangible Assets and Impairment Policy

Intangible assets are comprised of indefinite-lived brand names acquired and have been assigned an indefinite life as we currently anticipate that these brand names will contribute cash flows to the Company perpetually. These indefinite-lived intangible assets are not amortized, but are assessed for impairment annually and evaluated annually to determine whether the indefinite useful life is appropriate. As part of our impairment test, we first assess qualitative factors to determine whether it is more likely than not that the indefinite-lived intangible asset is impaired. If further testing is necessary, we compare the estimated fair value of our indefinite-lived intangible asset with its book value. If the carrying amount of the indefinite-lived intangible asset exceeds its fair value, as determined by its discounted cash flows, an impairment loss is recognized in an amount equal to that excess. For the years ended December 31, 2016 the Company recognized an impairment charge of $224,000 for the China Cola brand. For 2015, the Company did not recognize any impairment charges for its indefinite-lived intangible assets.

F)	Concentrations

The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $250,000 at December 31, 2016. The Company may be exposed to risk for the amounts of funds held in bank accounts more than the insurance limit. In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions. The Company had cash balances more than the guarantee during the years ended December 31, 2016 and 2015.

During the year ended December 31, 2016, the Company had two customers who accounted for approximately 22% and 12% of its sales, respectively; and during the year ended December 31, 2015, the Company had two customers who accounted for approximately 28% and 14% of its sales, respectively. No other customer accounted for more than 10% of sales in either year. As of December 31, 2016, the Company had accounts receivable due from one customer who comprised $719,000 (25%) of its total accounts receivable; and as of December 31, 2015, the Company had accounts receivable due from two customers who comprised $782,000 (24%) and $373,000 (12%), respectively, of its total accounts receivable. No other customer accounted for more than 10% of accounts receivable in either year.

During the year ended December 31, 2016, the Company had utilized three separate co-pack packers for most its production and bottling of beverage products in the Eastern United States. Although there are other packers and the Company has outfitted our own brewery and bottling plant, a change in packers may cause a delay in the production process, which could ultimately affect operating results.

During the years ended December 31, 2016 and 2015, the Company had one vendor which accounted for approximately 26% and 25%, respectively of purchases. At December 31, 2016 and 2015, the Company had accounts payable due to two vendors who comprised 13% and 10% for the year ended December 31, 2016, and 14% and 12% of its total accounts payable, for the year ended December 31, 2015. No other account was more than 10% of the balance of accounts payable as of December 31, 2016, and December 31, 2015.

G)	Fair Value of Financial Instruments

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by the FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, short-term bank loans, accounts payable, notes payable and other payables, approximate their fair values because of the short maturity of these instruments. The carrying values of capital lease obligations and long-term financing obligations approximate their fair values since the interest rates on these obligations are based on prevailing market interest rates.

The fair value of the warrant liability of $775,000 at December 31, 2016 was valued using Level 2 inputs.

F-22

H)	Cost of sales

Cost of goods sold is comprised of the costs of raw materials and packaging utilized in the manufacture of products, co-packing fees, repacking fees, in-bound freight charges, as well as certain internal transfer costs. Additionally, cost of goods sold consists of direct production costs in excess of charges allocated to finished goods in production. Plant costs include labor costs, production supplies, repairs and maintenance, direct inventory write-off charges and adjustments to the inventory reserve. Charges for labor and overhead allocated to finished goods are determined on a market cost basis, which may be lower than the actual costs incurred. Plant costs in excess of production allocations are expensed in the period incurred rather than added to the cost of finished goods produced. Expenses not related to the production of our products are classified as operating expenses.

I)	Delivery and Handling Expenses

Shipping and handling costs are comprised of purchasing and receiving costs, inspection costs, warehousing costs, transfer freight costs, and other costs associated with product distribution after manufacture and are included as part of operating expenses.

J)	Income Taxes

The Company uses an asset and liability approach for financial accounting and reporting for income taxes that allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

K)	Revenue Recognition

Revenue is recognized on the sale of a product when the risk of loss transfers to our customers, and collection of the receivable is reasonably assured, which generally occurs when the product is shipped. A product is not shipped without an order from the customer and credit acceptance procedures performed. The allowance for returns is regularly reviewed and adjusted by management based on historical trends of returned items. Amounts paid by customers for shipping and handling costs are included in sales.

The Company accounts for certain sales incentives for customers, including slotting fees, as a reduction of gross sales. These sales incentives for the years ended December 31, 2016 and 2015 were approximately $3,726,000 and $3,765,000, respectively.

L)	Net Loss Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of shares of Common Stock outstanding during the year. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to Common Stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation if their effect is antidilutive.

For the years ended December 31, 2016 and 2015, the calculations of basic and diluted loss per share are the same because potential dilutive securities would have an anti-dilutive effect. The potentially dilutive securities consisted of the following as of:

	December 31,
	2016	2015
Warrants	803,909	341,261
Series A Preferred Stock	37,644	37,644
Options	1,048,500	980,000
Total	1,890,053	1,358,905

F-23

M)	Advertising Costs

Advertising costs are expensed as incurred and are included in selling expense in the amount of $254,000 and $105,000, for the years ended December 31, 2016 and 2015, respectively.

N)	Stock Compensation Expense

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board (FASB) whereas the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Options granted to non-employees are revalued each reporting period to determine the amount to be recorded as an expense in the respective period. As the options vest, they are valued on each vesting date and an adjustment is recorded for the difference between the value already recorded and the then current value on the date of vesting. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

O)	Reclassification

In presenting the Company’s statement of operations for the year ended December 31, 2015, the Company previously included $235,000 of banking fees as general and administrative expenses. In presenting the Company’s statement of operations for the years ended December 31, 2016 and 2015, the Company has reclassified these expenses to interest expense.

P)	Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, and ASU 2016-20 all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company is currently in the process of analyzing the information necessary to determine the impact of adopting this new guidance on its financial position, results of operations, and cash flows. The Company will adopt the provisions of this statement in the first quarter of fiscal 2018.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest period presented in the financial statements. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

In March 2016, the FASB issued the ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in this ASU require, among other things, that all income tax effects of awards be recognized in the income statement when the awards vest or are settled. The ASU also allows for an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and allows for a policy election to account for forfeitures as they occur. The amendments in this ASU are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted for any entity in any interim or annual period. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-24

(3)	Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market, and is comprised of the following as of:

	December 31, 2016	December 31, 2015
Raw Materials and Packaging	$3,874,000	$4,411,000
Finished Goods	3,011,000	3,563,000
	$6,885,000	$7,974,000

Consistent with prior years the Company prepaid for glass raw materials that was used in the following year. As of December 31, 2016, there was a balance of $294,000 as compared to a balance of $47,000 for prepaid inventory of as of December 31, 2015. The Company also decreased its reserve for obsolescence for the year ended December 31, 2016 by $175,000 to $115,000 from $290,000, respectively as obsolete inventory was disposed.

(4)	Property and Equipment

Property and equipment is comprised of the following as of:

	December 31, 2016	December 31, 2015
Land	$1,107,000	$1,107,000
Building	1,875,000	1,875,000
Vehicles	600,000	500,000
Machinery and equipment	3,696,000	3,800,000
Equipment under capital leases	226,000	857,000
Office equipment	475,000	469,000
Construction In Progress	4,610,000	977,000
	12,589,000	9,585,000
Accumulated depreciation	(4,863,000)	(4,216,000)
	$7,726,000	$5,369,000

Depreciation expense for the years ended December 31, 2016 and 2015 was $647,000 and $828,000, respectively. In addition, during the year ended December 31, 2016, the Company established a reserve of $260,000 for obsolete equipment in anticipation of the Los Angeles plant completion which is included as part of the cost of goods sold.

Accumulated depreciation on equipment held under capital leases was $226,000 and $461,000 as of December 31, 2016, and 2015, respectively. (See note 8).

F-25

(5)	Intangible Assets

Brand Names

Brand names consist of the following three trademarks for natural beverage as of December 31, 2016, and 2015. Virgil’s, China Cola, and Sonoma Sparkler brand names are deemed to have indefinite lives and are not amortized, but are tested for impairment annually. For the year ended December 31, 2016 the Company recognized an impairment charge of $224,000 for its China Cola Brand. The Company did not recognize any impairment for the year ended December 31, 2015.

	December 31, 2016	December 31, 2015
Virgil’s	$576,000	$576,000
China Cola	224,000	224,000
Sonoma Sparkler	229,000	229,000
Purchased Brands	1,029,000	1,029,000
Less reserve for impairment	(224,000)	-
Brand names	$805,000	$1,029,000

(6)	Notes Payable

The Company has a Loan and Security Agreement with PMC Financial Services Group, LLC (PMC) that provides a $6,000,000 revolving line of credit, a $3,000,000 term loan, and a Capital Expansion loan up to $4,700,000. The loans are secured by substantially all the assets of the Company and become due on January 1, 2019. The notes are as follows:

Revolving Line of Credit

The agreement provides a $6,000,000 revolving line of credit. At December 31, 2016 and 2015, the aggregate amount outstanding under the line of credit was $4,384,000 and $4,443,000, respectively.

The interest rate on the Revolving Loan was the prime rate plus .35% but was modified on December 7, 2016, such that the rate charge will be calculated on a sliding scale based on the trailing 6 month Earnings Before Interest Taxes and Depreciation (“EBITDA”). If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of December 31, 2016, our effective rate under the revolving line was 9.5%. The monthly management fee is .45% of the average monthly loan balance.

The revolving line of credit is based on 85% of accounts receivable and 60% of eligible inventory and is secured by substantially all of the Company’s assets. As of December 31, 2016, the Company had no borrowing availability under the line of credit agreement

On April 25, 2016, the Company agreed with PMC to amend the definition of eligible inventory to include certain glass containers in exchange for 10,000 warrants. The total value of the line did not increase and the inclusion of the glass as defined under the amendment expired December 31, 2016. In connection with the agreement, the Company granted PMC 10,000 warrants at an exercise price of $3.90 per share with a term of five years and six months. The 10,000 warrants were valued at $15,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 10,000 warrants; term of 5.5 years, volatility of 56.35%, expected dividends of 0% and discount rate of 1.50%. The value of the warrants was recorded as a valuation discount at issuance and was fully amortized to interest expense during the year ended December 31, 2016.

The line of credit matures on January 1, 2019 and is subject to a 1% prepayment penalty for prepayment prior to the first anniversary of the effective date.

F-26

Bank Notes

Bank notes consist of the following as of December 31, 2016 and 2015:

		December 31, 2016	December 31, 2015

(A)	Term Loans	$3,000,000	$3,000,000
(B)	Capex loan	3,950,000	1,883,000
(C)	Valuation discount	(78,000)	(132,000)
	Net	6,872,000	4,751,000
	Current portion	(953,000)	(341,000)
	Long term portion	$5,919,000	$4,410,000

(A)	Term Loans

In connection with the Loan and Security Agreement with PMC, the Company entered into two Term Loans of $1,500,000 each, for an aggregate borrowing of $3,000,000. The term loans are secured by all of the unencumbered assets of the Company and are due on January 1, 2019. The annual interest rate on the first loan was prime plus 5.75% (currently 9.5%), and the rate on the second loan was prime plus 11.60% (currently 14.85%) but was modified on December 7, 2016 such that the new rate will be based on the trailing 6 month EBITDA. If the EBITDA measuring point stays below $1,000,000 where it is now, the rate will rise to 12% from the current rate of 9%. If EBITDA rises to $1,500,000 then the rate will be reduced to 9%. As of December 31, 2016, and 2015, the amount outstanding was $3,000,000 and $3,000,000 respectively.

(B)	Capital Expansion (“CAPEX”) Loan

In connection with the Loan and Security Agreement with PMC, the Company entered into a Capital expansion loan which, after amendment allows a total borrowing of $4,700,000. The loans are secured by all of the property and equipment purchased under the loan. The interest rate on the CAPEX loan is the prime rate plus 5.75% (9.5% at December 31, 2016). Interest only is payable on CAPEX Loans through January 31, 2017, at which time principal and interest will be aggregated and repaid in equal monthly payments of principal and interest based on 48 month amortization. Currently, the estimated amount that will become due in a year is $953,000. At December 31, 2016 and 2015, the balance on the CAPEX loan balance was $3,950,000 and $1,883,000 respectively, and as of December 31, 2016, the Company had future borrowing availability of $750,000.

In addition, Reed’s agreed to pre-pay the CAPEX Loan by at least $300,000 from the proceeds of the sale of idle equipment, if such sale were to occur.

In conjunction with this loan the Company placed equipment with a cost of $250,000 at a co-packing facility to enable the co-packer to manufacture our products. Should the Company be unable to secure access to the equipment in the event of failure of the co-packer, the amount will become due and payable by the Company immediately.

F-27

(C)	Issuance of Warrants upon Amendments

On November 9, 2015, as part of restructuring of the Term Loans with PMC, the Company granted PMC 125,000 warrants at an exercise price of $4.50 per share for five years and six months. The 125,000 warrants were valued at $141,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 125,000 warrants; term of 5.5 years, volatility of 56.04%, expected dividends 0% and discount rate of 0.68%. The value of the warrants of $141,000 was recorded as a valuation discount and is being amortized over the remaining 16 months of the term loans.

On May 13, 2016, as part of a further restructuring of the loans with PMC, the Company granted PMC 50,000 warrants at an exercise price of $4.50 per share with a term of five years and six months. The 50,000 warrants were valued at $38,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 50,000 warrants; term of 5.5 years, volatility of 54.17%, expected dividends of 0% and discount rate of 1.49%. The value of the warrants of $38,000 was recorded as a valuation discount and is being amortized over the remaining term of the loans.

On December 7, 2016, the Company agreed to reprice the exercise price of 50,000 common stock purchase warrants granted under Amendment Twelve from $4.50 to $4.10 and to reprice the exercise price of 125,000 common stock purchase warrants granted under Amendment Ten from $5.01 to $4.10. The following assumptions were made in repricing the warrants; term of 3.5 years, volatility of 49.52%, expected dividends 0% and discount rate of 0.74%. The incremental value of the warrants before and after the modification of $38,000 will be amortized over the remaining 24 months of the term loans. Reed’s also agreed to pay a one-time fee of $35,000.

During the years ended December 31, 2016 and 2015 amortization of the discount was $130,000 and $9,000 respectively, and the unamortized discount was $78,000 and $132,000 as of December 31, 2016 and 2015, respectively.

(D)	Interest Rates

Notwithstanding the other borrowing terms above, if Excess Borrowing Availability under the $6 million Revolving line of credit remains more than $1,500,000 at all times during the preceding month (currently Reed’s Borrowing Availability is zero) the additional interest rate for all loans will be eliminated. The following chart summarizes the loans as of December 31, 2016,

Description	Base Interest Rate	Increase in Prime	Original rate	Additional Interest	Current rate
Term A	9.00%	0.50%	9.50%	3.00%	12.50%
Term B	11.60%	0.50%	12.10%	3.00%	15.10%
Line of Credit (Prime Plus)	0.35%	3.75%	4.10%	3.00%	7.10%
Capital Loans	9.00%	0.50%	9.50%	3.00%	12.50%

F-28

(7)	Long Term Financing Obligation

Long term financing obligation is comprised of the following as of:

	December 31,
	2016	2015
Financing obligation	$2,378,000	$2,538,000
Valuation discount	(825,000)	(935,000)
Net long term financing obligation	$1,553,000	$1,603,000
Less current portion	(190,000)	(160,000)
Long term financing obligation	$1,363,000	$1,443,000

On June 15, 2009, the Company closed escrow on the sale of its two buildings and its brewery equipment and concurrently entered a long-term lease agreement for the same property and equipment. In connection with the lease the Company has the option to repurchase the buildings and brewery equipment from 12 months after the commencement date to the end of the lease term at the greater of the fair market value or an agreed upon amount. Since the lease contains a buyback provision and other related terms, the Company determined it had continuing involvement that did not warrant the recognition of a sale; therefore, the transaction has been accounted for as a long-term financing. The proceeds from the sale, net of transaction costs, have been recorded as a financing obligation in the amount of $3,056,000. Monthly payments under the financing agreement are recorded as interest expense and a reduction in the financing obligation at an implicit rate of 9.9%. The financing obligation was personally guaranteed up to a limit of $150,000 by the principal shareholder, former Chief Executive Officer and current Chief Innovation Officer, Christopher J. Reed.

In connection with the financing obligation, the Company issued an aggregate of 400,000 warrants to purchase its common stock at $1.20 per share for five years. The 400,000 warrants were valued at $752,000 and reflected as a debt discount, using the Black Scholes Merton option pricing model. The following assumptions were utilized in valuing the 400,000 warrants: strike price of $2.10 to $2.25; term of 5 years; volatility of 91.36% to 110.9%; expected dividends 0%; and discount rate of 2.15% to 2.20%. The 400,000 warrants were recorded as valuation discount and are being amortized over 15 years, the term of the purchase option. Amortization of valuation discount was $50,000 during both of the years ended December 31, 2016 and 2015.

Effective October 1, 2014, the Company executed Amendment #1 to the Long-term Financing Obligation. In exchange for a release from the $150,000 personal guarantee by the principal shareholder and Chief Executive Office, and a release of the brewery equipment which was collateral for the lease agreement, the Company issued 200,000 warrants to purchase its common stock for $5.60 per share for five years. The 200,000 warrants were valued at $584,000 using the Black Scholes Merton option pricing model and were recorded as a valuation discount. The following assumptions were made in valuing the 200,000 warrants; term of 5 years, volatility of 59.53%, expected dividends 0% and discount rate of 1.25%. The warrants value of $584,000 is being amortized over the remaining term of the purchase option.

F-29

The aggregate amount due under the financing obligation at December 31, 2016 and 2015 was $2,377,000 and $2,538,000, respectively. Aggregate future obligations under the financing obligation are as follows:

Year	Amount
2017	$190,000
2018	222,000
2019	259,000
2020	299,000
2021	344,000
Thereafter	1,064,000
Total	$2,378,000

(8)	Obligations Under Capital Leases

The Company leases equipment for its brewery operations with an aggregate value of $903,000 under 10 non-cancelable capital leases. In addition, the company leases vehicles and office equipment with rates and monthly payments range from $189 to $10,441 per month, including interest, at interest rates ranging from 3.50% to 17.31% per annum. The principal balance due under these leases was $621,000 and $643,000 at December 31, 2016 and 2015, respectively. At December 31, 2016, monthly payments under these leases aggregated $19,000. The leases expire at various dates through 2021.

Future minimum lease payments under capital leases are as follows:

Years Ending December 31,
2017	$223,000
2018	227,000
2019	190,000
2020	62,000
2021	6,000
Total payments	$708,000
Less: Amount representing interest	(87,000)
Present value of net minimum lease payments	$621,000
Less: Current portion	(183,000)
Non-current portion	$438,000

(9)	Warrant Liability

The Company issued warrants to investors and a placement agent as part of our June 2, 2016 financing transaction. In accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), the fair value of these warrants are classified as a liability on the Company’s balance sheet as according to the warrant terms, a fundamental transaction could give rise to an obligation of the Company to pay cash to such warrant holders. Corresponding changes to the fair value of the warrants are recognized in earnings on the Company’s statements of operations in each subsequent period.

The warrant liability was valued at the following dates using Black-Scholes-Merton option pricing model with the following average assumptions:

	Issuance Date	December 31, 2016
Stock Price	$3.34	$4.10
Risk free interest rate	1.50%	1.58%
Expected Volatility	55.82%	55.81%
Expected life in years	5	4.42
Expected dividend yield	0%	0%

Fair Value – Warrants	$543,000	$775,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the warrant was determined by the remaining contractual life of the warrant instrument. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

(10)	Stockholders’ Equity

Preferred Stock

Series A

Series A Preferred stock consists of 500,000 shares $10.00 par value, 5% non-cumulative, participating, preferred stock. As of December 31, 2016, and 2015, there were 9,411 shares outstanding, with a liquidation preference of $10.00 per share. Each share of Series A Preferred stock can be converted into four shares of Reed’s common stock.

F-30

The Series A Preferred shares have a 5% pro-rata annual non-cumulative dividend. The dividend can be paid in cash or, in the sole and absolute discretion of our board of directors, in shares of common stock based on its then fair market value. We cannot declare or pay any dividend on shares of our securities ranking junior to the preferred stock until the holders of our preferred stock have received the full non-cumulative dividend to which they are entitled. In addition, the holders of our preferred stock are entitled to receive pro rata distributions of dividends on an “as converted” basis with the holders of our common stock. During the year ended December 31, 2016 the Company accrued and paid a $5,000 dividend payable to the preferred shareholders, which the board of directors elected to pay through the issuance of 1,504 shares of its common stock. During the year ended December 31, 2015 the Company paid a $5,000 dividend payable to the preferred shareholders through the issuance of 751 shares of its common stock.

In the event of any liquidation, dissolution or winding up of the Company, or if there is a change of control event, then, subject to the rights of the holders of our more senior securities, if any, the holders of our Series A preferred stock are entitled to receive, prior to the holders of any of our junior securities, $10.00 per share plus all accrued and unpaid dividends. Thereafter, all remaining assets shall be distributed pro rata among all of our security holders. Since June 30, 2008, we have the right, but not the obligation, to redeem all or any portion of the Series A preferred stock by paying the holders thereof the sum of the original purchase price per share, which was $10.00, plus all accrued and unpaid dividends.

The Series A preferred stock may be converted, at the option of the holder, at any time after issuance and prior to the date such stock is redeemed, into four shares of common stock, subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalization, reclassification and similar transactions. We are obligated to reserve out of our authorized but unissued shares of common stock enough such shares to affect the conversion of all outstanding shares of Series A preferred stock. During 2016, no shares of Series A preferred stock were converted into common stock.

Except as provided by law, the holders of our Series A preferred stock do not have the right to vote on any matters, including, without limitation, the election of directors. However, so long as any shares of Series A preferred stock are outstanding, we shall not, without first obtaining the approval of at least a majority of the holders of the Series A preferred stock, authorize or issue any equity security having a preference over the Series A preferred stock with respect to dividends, liquidation, redemption or voting, including any other security convertible into or exercisable for any equity security other than any senior preferred stock.

Common Stock

Common stock consists of $.0001 par value, 19,500,000 shares authorized, 13,982,230 shares outstanding as of December 31, 2016, and 13,160,860 shares outstanding as of December 31, 2015.

During the year ended December 31, 2016, the Company entered into a securities purchase agreement with institutional investors in a private financing transaction for the issuance and sale of 692,412 shares of the Company’s common stock and warrants to purchase 346,206 shares of common stock. The net proceeds to the Company from the offering were $2,113,000 after deducting underwriting discounts, commissions and offering expenses. The investor warrants have an exercise price of $4.25 per share and a term of 5 years. As per the terms of the offering, the placement agent received 72,703 warrants and a term of 5 years at an exercise price of $3.74.

In connection with the issuance of the warrants, the Company recorded a warrant liability on its balance sheet as a fundamental transaction could give rise to an obligation of the Company to pay cash to such warrant holders. Corresponding changes to the fair value of the warrants are recognized in earnings on the Company’s statements of operations in each subsequent period. The Company determined the aggregate initial fair value of the warrants in the financing transaction to be $543,000 valued using Black-Scholes-Merton option pricing model. For financial statement purposes, the amount of the warrant liability created from the issuance of the warrants of $543,000 has been offset to the net cash proceeds received of $2,113,000, resulting in a reduction of additional paid-in capital of $543,000 from the sale of the shares of common stock and warrants.

During the year ended December 31, 2016, the Company sold 30,000 shares of its common stock to certain officers of the Company at $3.90 per share with total proceeds of $117,000.

During the year ended December 31, 2016, the Company issued 4,228 shares of common stock for consulting services valued at an aggregate value of $15,000 for services rendered.

(11)	Stock Options and Warrants

A)	Stock Options

In 2007, the Company adopted the Reed’s Inc. 2007 Stock Option Plan and in 2015 the Company adopted the Reed’s Inc. 2015 Incentive and Non-statutory Stock Option Plan (the “Plans”). The options under both plans shall be granted from time to time by the Board of Directors. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date or 110% of the fair market value per share on the grant date for Chief Executive Officer of the Company. The total number of options authorized is 1,500,000 and 500,000, respectively for the Plans.

F-31

During the years ended December 31, 2016 and 2015, the Company granted 172,500 and 548,000 options, respectively, to purchase the Company’s common stock at a weighted exercise price of $4.01 and $5.63, respectively, to employees under the Plans. The fair value of the options granted during the years ended December 31, 2016 and 2015 was $714,000 and $1,398,000, respectively.

The weighted-average grant date fair value of options granted during 2016 and 2015 was $4.01 and $2.54, respectively. The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model that uses the assumptions noted in the following table. For purposes of determining the expected life of the option, an average of the estimated holding period is used. The risk-free rate for periods within the contractual life of the options is based on the U. S. Treasury yield in effect at the time of the grant.

	Year ended December 31,
	2016	2015
Expected volatility	57%	56 - 62%
Expected dividends	—	—
Expected average term (in years)	1.77	3.5 - 4.5
Risk free rate - average	0.77%-1.81%	0.69% - 1.64%
Forfeiture rate	0	0

The aggregate fair value of the options vesting, net of forfeitures, during the years ended December 31, 2016 and 2015 was $658,000 and $877,000, respectively, and has been reflected as compensation cost. As of December 31, 2016, the aggregate value of unvested options was $700,000 which will be amortized as compensation cost as the options vest, over 2 to 4 years.

During the year ended December 31, 2016 there were 84,000 options exercised into 76,966 shares of common stock at an average price of $1.37. Most of such exercises were cash-less, however, the Company did receive proceeds from certain exercises aggregating $71,000.

During the year ended December 31, 2015 there were 135,833 stock options exercised on a cashless basis at exercise prices between $1.14 and $4.60 per share, issuing 57,112 shares of common stock.

F-32

A summary of option activity as of December 31, 2016, and changes during the two years then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2015	705,333	$3.96
Granted	548,000	5.01
Exercised	(135,833)	3.36
Forfeited or expired	(137,500)	4.85
Outstanding at December 31, 2015	980,000	3.96	3.41	$843,000
Granted	172,500	4.01
Exercised	(84,000)	1.36
Forfeited or expired	(20,000)	4.92
Outstanding at December 31, 2016	1,048,500	$4.68	3.80	$61,000
Exercisable at December 31, 2016	543,534	$4.61	3.04	$39,000

As of December 31, 2016, the aggregate intrinsic values of $61,000 was calculated as the difference between the market price and the exercise price of the Company’s stock, which was $4.10 as of December 31, 2016.

A summary of the status of the Company’s non-vested shares granted under the Company’s stock option plan as of December 31, 2016 and changes during the year then ended is presented below:

Additional information regarding options outstanding as of December 31, 2016, is as follows:

	Shares	Weighted- Average Grant Date Fair Value
Nonvested at December 31, 2015	661,083	$2.41
Granted	172,500	4.01
Vested	(316,117)	4.61
Forfeited	(12,500)	4.92
Nonvested at December 31, 2016	504,966	$4.68

B)	Warrants

	Options Outstanding at December 31, 2016			Options Exercisable at December 31, 2016

Range of Exercise Price	Number of Shares Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Exercisable	Weighted Average Exercise Price
$2.00 - $3.99	237,500	6.27	$3.83	143,700	$3.89
$4.00 - $5.99	811,000	3.08	$4.93	399,834	$4.87
	1,048,500	3.80	$4.68	543,534	$4.61

On June 2, 2016, the Company granted warrants to purchase 346,206 shares of common stock in connection with the common stock offering. The warrants have an exercise price of $4.25 per share and a term of 5 years. In addition, the Company granted Maxim Group LLC who acted as the placement agent for the offering warrants to purchase up to 72,703 shares of common stock at an exercise price of $3.74 and are exercisable for a term of 5 years. The exercise prices of the warrants are subject to customary adjustments in the event of stock dividends and splits, and the warrants contain protective provisions in the event of fundamental transactions.

During the year ended December 31, 2016, 16,260 warrants were exercised into 16,260 shares of common stock for $45,000.

F-33

The following table summarizes warrant activity for the two years ended December 31, 2016:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value
Outstanding at December 31,2014	301,963	$4.49
Granted	125,000	$4.50
Exercised	(34,692)
Forfeited or expired	(51,010)	-
Outstanding at December 31, 2015	341,261	$5.17	3.30	$152,000
Granted	478,909	$4.50
Exercised	(16,260)	$2.77
Forfeited or expired	(1)
Outstanding at December 31, 2016	803,909	$4.50	4.00	$26,000
Exercisable at December 31, 2016	803,909	$4.54	4.20	$26,000

As of December 31, 2016, the aggregate intrinsic value of $26,000 for both outstanding and exercisable was calculated as the difference between the market price of the company which was $4.10 and the exercise price.

The following table summarizes the outstanding warrants to purchase Common Stock at December 31, 2016:

Number	Price	Expiration Dates
200,000	$5.60	Sep-19
125,000	$4.10	May-21
10,000	$3.90	Oct-21
50,000	$4.10	Nov-21
346,206	$4.25	Jun-21
72,703	$3.74	Jun-21
803,909

(12)	Income Taxes

At December 31, 2016 and 2015, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $21.3 million and $18.6 million for Federal purposes, respectively, and $14.5 million and $13.3 million for state purposes respectively. The Federal carryforward expires in 2034 and the state carryforward expires in 2019. Given the Company’s history of net operating losses, management has determined that it is more likely than not that the Company will not be able to realize the tax benefit of the carryforwards. Accordingly, the Company has not recognized a deferred tax asset for this benefit.

Effective January 1, 2007, the Company adopted FASB guidelines that address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. This guidance also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2016 and 2015, the Company did not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2016, and 2015, the Company has not accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2009 through 2016 remain open to examination by the major taxing jurisdictions to which the Company is subject.

F-34

Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize the appropriate deferred tax asset at that time.

Significant components of the Company’s deferred income tax assets are as follows as of:

	December 31, 2016	December 31 2015
Deferred income tax asset:
Net operating loss carryforward	$10,325,000	$9,034,000
Valuation allowance	(10,325,000)	(9,034,000)
Net deferred income tax asset	$0	$0

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	December 31, 2016	December 31 2015
Federal Statutory tax rate	(34%)	(34%)
State tax, net of federal benefit	(5%)	(5%)
	(39%)	(39%)
Valuation allowance	39%	39%
Effective tax rate	-%	-%

(13)	Commitments and Contingencies

Lease Commitments

The Company leases warehouse space under non-cancelable operating leases. Rental expense under these and other operating leases for the years ended December 31, 2016 and 2015 was $137,000 and $209,000, respectively. These leases expire in November 2017.

Future payments under these leases as of December 31, 2016, are as follows:

Year ending December 31,	Amount
2017	$137,000
2018	-
Total	$137,000

Other Commitments

The Company has entered into contracts with customers with clauses that commit the Company to pay fees if the Company terminates the agreement early or without cause. The contracts call for the customer to have the right to distribute the Company’s products to a defined type of retailer within a defined geographic region. If the Company should terminate the contract or not automatically renew the agreements without cause, amounts would be due to the customer. As of December 31, 2016 and 2015, the Company has no plans to terminate or not renew any agreement with any of their customers; therefore, no such fees have been accrued in the accompanying financial statements.

(14)	Legal Proceedings

From time to time, we are a party to claims and legal proceedings arising in the ordinary course of business. Our management evaluates our exposure to these claims and proceedings individually and in the aggregate and provides for potential losses on such litigation if the amount of the loss is estimable and the loss is probable.

We believe that there are no material litigation matters at the current time. Although the results of such litigation matters and claims cannot be predicted with certainty, we believe that the final outcome of such claims and proceedings will not have a material adverse impact on our financial position, liquidity, or results of operations.

(15)	Related Party Activity

During the year, Judy Reed, wife of Christopher J. Reed, served as Corporate Secretary along with being a member of the Board of Directors. Her replacement to the board was elected November 29, 2017 and she has agreed to remain as Corporate Secretary until a replacement can be found. Complete compensation information follows below in Part III.

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(16)	Subsequent Events

On April 19, 2017, three accredited investors that are party to that certain Securities Purchase Agreement dated May 26, 2016 and hold participation rights in the Company’s financing transactions agreed to waive their participation rights with regard to the April 21, 2017 financing. In consideration, these investors’ participation rights, expiring in May 2017, were extended for a period of two years. In addition, the Company increased the terms of their outstanding warrants by one year and reduced the exercise price from $4.25 to $3.00 and also issued five-year warrants to purchase an aggregate of 210,111 shares of common stock at the exercise price of $3.00 to these investors. The newly issued warrants contain customary anti-dilution provisions.

After December 31, 2016 Chris Reed (CEO) and Daniel Miles (CFO) advanced working capital funds of $381,000 and $120,000 respectively to the Company for working capital uses. Chris Reed will be repaid $240,000 in April 2017 and the remainder for both Chris Reed and Daniel Miles will be repaid by the end of this year.

On April 19, 2017, Chris Reed resigned from his position as Chief Executive Officer of Reed’s, effective immediately. Concurrently, Mr. Reed was appointed as Chief Innovation Officer. Mr. Reed will continue to serve as non-independent director of Reed’s Board of Directors.

On April 19, 2017, Stefan Freeman, one of the Company’s independent directors, was appointed as interim Chief Executive Officer of Reed’s.

On April 21, 2017 (“Closing Date”), pursuant to a Securities Purchase Agreement (“Purchase Agreement”), Reed’s Inc., a Delaware corporation (“Reed’s” or the “Company”) sold and issued a convertible subordinated note in the principal amount of $3,400,000 (“Note”) and warrants to purchase 1,416,667 shares of common stock (“Warrant Shares”) to Raptor/ Harbor Reeds SPV, LLC. The Note bears interest at a rate of 12% per annum, compounded monthly on a 365-day year/ 30-day month basis. The Note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC. The Note matures on the two-year anniversary of the Closing date and may not be prepaid. After 180 days, the Note may be converted, at any time and from time to time, into 1,133,333 shares of common stock of the Company (“Conversion Shares”). The Warrants will expire on the fifth (5th) anniversary of the Closing Date and have an exercise price equal to $4.00. Warrants will not be exercisable until 180 days after the Closing date. The Note and Warrant contain customary anti-dilution provisions and the Conversion Shares and Warrant Shares are subject to a registration rights agreement. The investor was granted a right to participate in future financing transactions of the Company for a term of two years.

To facilitate the close of the agreement between Reed’s Inc. and Raptor/ Harbor Reeds SPV LLC, Reed’s Inc. granted an acceleration of the maturity of existing indebtedness with PMC from January 1, 2019 to October 21, 2018.

The fair value of the warrants and conversion feature was determined to be $3,400,000 and will be recorded as a valuation discount and amortized as interest expense over the term of the note.

The Company intends to use the net proceeds from the offering of approximately $3,240,000 for working capital and general corporate purposes. Wunderlich Securities, the Company’s placement agent, will receive a fee of approximately $160,000 of the gross proceeds.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

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Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We do currently provide liability insurance coverage for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. The Registrant will bear all expenses shown below.

SEC filing fee	$1393
Accounting fees and expenses*	9,000
Legal fees and expenses*	30,000
Total	40,393
*Estimated

Item 26.	Recent Sales of Unregistered Securities

The following sets forth all sales of unregistered securities we have completed during the last three years. Except as otherwise indicated below, the following transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. We based such reliance upon the following facts and circumstances: (i) the investors were accredited investors, as defined in Rule 501 of the Securities Act and were sophisticated, having sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the investment, (ii) the investors represented that they were purchasing the securities for investment purposes without a view to distribution, (iii) the investors had access to our management and information concerning the Company, its business and financial information and (iv) we conducted the sale of the securities without general solicitation or advertising. Except as otherwise indicated below, no underwriting discounts or commissions were paid in the transactions.

On April 21, 2017, pursuant to a Securities Purchase Agreement, the company sold and issued a secured convertible subordinated non-redeemable note in the principal amount of $3,400,000 and a warrant to purchase 1,416,667 shares of common stock to Raptor/Harbor Reeds SPV LLC.

On April 19, 2017, three accredited investors that are party to that certain Securities Purchase Agreement dated May 26, 2016 and hold participation rights in the Company’s financing transactions agreed to waive their participation rights with regard to the April 21, 2017 financing. In consideration, these investors’ participation rights, expiring in May 2017, were extended for a period of two years. In addition, the Company increased the terms of their outstanding warrants by one year and reduced the exercise price from $4.25 to $3.00 and also issued five-year warrants to purchase an aggregate of 210,111 shares of common stock at the exercise price of $3.00 to these investors.

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On June 2, 2016, pursuant to a Securities Purchase Agreement dated May 26, 2016 with institutional and accredited investors, Reed’s closed a private financing transaction for the issuance and sale by Reed’s of 692,412 shares of common stock and warrants to purchase 346,206 shares of common stock, for gross proceeds to Reed’s of $2,354,200.

During the fiscal year ended December 31, 2016, we issued the following equity securities that were unregistered under the Securities Act: 214 shares of common stock to directors for services rendered.

During the fiscal year ended December 31, 2015, we issued the following equity securities that were unregistered under the Securities Act: 247 shares of common stock to directors for services rendered.

During the fiscal year ended December 31, 2014, we issued the following equity securities that were unregistered under the Securities Act: 2,808 shares of common stock in exchange for consulting services.

On November 9, 2015, as part of restructuring of term loans with PMC Financial Services Group, LLC (“PMC”), the Company granted PMC 125,000 warrants at an exercise price of $4.50 per share for five years and six months. On May 13, 2016, as part of a further restructuring of the loans with PMC, the Company granted PMC 50,000 warrants at an exercise price of $4.50 per share with a term of five years and six months. On December 7, 2016, the Company agreed to reprice the exercise price of 50,000 common stock purchase warrants previously granted from $4.50 to $4.10 and to reprice the exercise price of 125,000 common stock purchase warrants previously granted from $5.01 to $4.10.

Effective October 1, 2014, in exchange for a release from the $150,000 personal guarantee of the principal shareholder and then current Chief Executive Office and a release of the brewery equipment which was collateral for its lease agreement, the Company issued 200,000 warrants to purchase its common stock for $5.60 per share for five years to its lender.

Item 27.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

Item .	Undertakings

(a)

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

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2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8. That, for the purpose of determining liability under the Securities Act to any purchaser:

a. If the issuer is relying on Rule 430B:

1. Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b. If the issuer is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 23 , 2017.

REED’S, INC.

By:	/s/ Stefan Freeman
Stefan Freeman
Interim Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Stefan Freeman, as his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Stefan Freeman	Interim Chief Executive Officer, Director (Principal Executive Officer)	May 23 , 2017
Stefan Freeman
/s/ Daniel Miles	Chief Financial Officer (Principal Accounting Officer, Principal Financial Officer)	May 23 , 2017
Daniel Miles

/s/ Christopher J. Reed	Director	May 23 , 2017
Christopher J. Reed

/s/ Charles Cargile	Director	May 23 , 2017
Charles Cargile

/s/ Lewis Jaffe	Director	May 23, 2017
Lewis Jaffe

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EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation of Reed’s, Inc. as filed September 7, 2001 (Incorporated by reference to Exhibit 3.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.2	Certificate of Amendment of Certificate of Incorporation of Reed’s, Inc. as filed September 27, 2004 (Incorporated by reference to Exhibit 3.2 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.3	Certificate of Amendment of Certificate of Incorporation of Reed’s, Inc. as filed December 18, 2007 (Incorporated by reference to Exhibit 3.3 to Reed’s, Inc.’s Registration Statement on Form S-1 (File No. 333-156908))

3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Reed’s, Inc. as filed October 12, 2004 (Incorporated by reference to Exhibit 3.3 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.5	Certificate of Correction to Certificate of Designations as filed November 10, 2004 (Incorporated by reference to Exhibit 3.4 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

3.6	Bylaws of Reed’s Inc., as amended (Incorporated by reference to Exhibit 3.1 to Reed’s, Inc.’s Current Report on Form 8-K filed December 19, 2012)

4.1	Form of common stock certificate (Incorporated by reference to Exhibit 4.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

4.2	Form of Series A preferred stock certificate (Incorporated by reference to Exhibit 4.2 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451))

4.3	Form of Warrant issued to investors dated June 2, 2016 (Incorporated by reference to exhibit 4.1 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

4.4	Placement Agent Warrant issued to Maxim Group LLC dated June 2, 2016 (Incorporated by reference to exhibit 4.2 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

4.5	Form of Common Stock Purchase Warrant issued November 9, 2015 (Incorporated by reference to exhibit 10.1 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

4.6	Form of Common Stock Purchase Warrant issued October 1, 2014 (Incorporated by reference to exhibit 10.4 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

4.7	Form of 2017-1 Warrant (Incorporated by reference to exhibit 4.1 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

4.8	Form of 2017-2 Warrant (Incorporated by reference to exhibit 4.2 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

4.9	Form of Subordinated Convertible Non-Redeemable Secured Promissory Note dated April 21, 2017 (Incorporated by reference to exhibit 4.3 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

5.1	Opinion of Libertas Law Group Inc., to be filed by amendment .

10.1	Placement Agent Agreement by and between Maxim Group LLC and Reed’s Inc. dated May 26, 2016 (Incorporated by reference to exhibit 10.1 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.2	Securities Purchase Agreement by and between Reed’s Inc. and purchasers signatory thereto dated May 26, 2016 (Incorporated by reference to exhibit 10.2 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.3	Registration Rights Agreement by and between Reed’s Inc. and purchasers signatory thereto dated May 26, 2016 (Incorporated by reference to exhibit 10.3 to Reed’s Inc.’s Current Report on Form 8-K as filed June 3, 2016)

10.4*	2007 Stock Option Plan (Incorporated by reference to Exhibit 10.22 to Reed’s, Inc.’s Form 10-K filed March 27, 2009)

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Exhibit	Description

10.5*	2015 Incentive and Nonstatutory Stock Option Plan (Incorporated by reference to Exhibit 4.2 to Reed’s Inc.’s Registration Statement on Form S-8 (File No. 333-203469), as filed April 17, 2015)

10.6	Amended and Restated Loan and Security Agreement by and between Reed’s Inc. and PMC Financial Services, LLC dated December 5, 2014 (Incorporated by reference to exhibit 10.3 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

10.7	Amendment Number One Standard Industrial Commercial Single Tenant Lease-Net by and between Reed’s Inc. and 525 South Douglas Street, LLC dated May 7, 2009 (Incorporated by reference to exhibit 10.4 to Reed’s Inc.’s Quarterly Report on Form 10Q for the period ended March 31, 2016, as filed May 11, 2016)

10.8	Securities Purchase Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017 (Incorporated by reference to exhibit 10.1 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

10.9	Second Lien Security Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017 (Incorporated by reference to exhibit 10.2 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

10.10	Form of Registration Rights Agreement by and between Reed’s Inc. and Raptor/Harbor Reeds SPV LLC dated April 21, 2017 (Incorporated by reference to exhibit 10.3 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

10.11	Amendment Number Fifteen to Amended and Restated Loan and Security Agreement between Reed’s Inc. and PMC Financial Services Group, LLC dated April 21, 2017 (Incorporated by reference to exhibit 10.4 to Reed’s Inc.’s Current Report on Form 8-K as filed April 24, 2017)

14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-157359))

23.1	Consent of Weinberg & Company, PA, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Libertas Law Group Inc. (included in Exhibit 5.1)

* Compensatory plan or arrangement.

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